Exhibit 4.1

EXECUTION VERSION

TEREX CORPORATION,

as Issuer,

The Subsidiary Guarantors (as defined herein)

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of October 8, 2024

6.250% Senior Notes Due 2032

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Appendix 1	Rule 144A/Regulation S Appendix

Annex 1	Regulation S Certificate

Annex 2	Rule 144A Certificate

Exhibit A	Form of Note

Exhibit B	Form of Subsidiary Guarantee

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INDENTURE dated as of October 8, 2024, among TEREX CORPORATION, a corporation duly incorporated and existing under the laws of Delaware and having its principal executive office at 45 Glover Avenue, 4th Floor, Norwalk, CT 06850 (hereinafter called the “Company”), the Subsidiary Guarantors (as defined below) and HSBC Bank USA, National Association, a national banking association, as Trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue for its lawful purposes securities evidencing its senior unsecured indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $750,000,000 aggregate principal amount of the Company’s 6.250% Senior Notes due 2032 (together with any Notes issued in replacement thereof, the “Initial Notes”), and, if and when issued, any Additional Notes (as defined below) (collectively, the “Notes”).

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Subsidiary Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes. All things necessary to make this Indenture a valid agreement of each Subsidiary Guarantor, in accordance with its terms, has been done, and each Subsidiary Guarantor has done all things necessary to make the Subsidiary Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Subsidiary Guarantor as hereinafter provided.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes thereof, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01. Definitions. For all purposes of this Indenture and all Notes issued hereunder, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date or time of such computation;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act, provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Certain terms, used principally in Article III and Article VI, are defined in those Articles.

“Acquired Companies” means, collectively, The Heil Co., a Delaware corporation, So. Cal. Soft-Pak, Incorporated, a California corporation, Marathon Equipment Company, a Delaware corporation, and their respective Subsidiaries.

“Acquired Indebtedness” means (x) Indebtedness of a Person or any of its Subsidiaries (the “Acquired Person”) (i) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or (ii) assumed in connection with the acquisition of assets from such Person or (y) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquired Person” shall have the meaning specified in the definition of “Acquired Indebtedness”.

“Acquisition” means the acquisition by the Company, directly or indirectly, of the Acquired Companies and certain assets relating to the business of the Acquired Companies, along with associated intellectual property and other assets used in the business of the Acquired Companies, pursuant to the Acquisition Agreement.

“Acquisition Agreement” means the Transaction Agreement, dated as of July 21, 2024, between the Company and Dover Corporation, as it may be amended, modified or otherwise supplemented in accordance with its terms.

“Acquisition Closing Date” means the date of consummation of the Acquisition.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Notes” means any Notes issued after the date of this Indenture from time to time in accordance with the terms of this Indenture, including the provisions of Sections 3.01, 3.12, 10.13 and the Rule 144A/Regulation S Appendix (the “Appendix”) as part of the same series as the Initial Notes whether or not they bear the same CUSIP, ISIN or other Identifying Number.

“Affiliate” of any specified Person means any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Appendix” shall have the meaning specified in the definition of “Additional Notes”.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (A) the present value at such Redemption Date of (i) the redemption price of such Note at October 15, 2027 (such redemption price being set forth in Section 11.08(b)), plus (ii) all required interest payments due on such Note through October 15, 2027 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate, as of such Redemption Date, plus 50 basis points; over (B) the principal amount of such Note.

“Asset Disposition” means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger or consolidation (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary (other than directors qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, in each case other than:

(A) dispositions of (x) cash or Cash Equivalents or Investment Grade Securities or (y) property or equipment that is no longer used or that is uneconomical, obsolete, damaged, unnecessary, surplus or otherwise unsuitable or no longer required in the business of the Company or a Restricted Subsidiary;

(B) dispositions of assets (including issuances and sales of Capital Stock of Subsidiaries) in one or a series of related transactions for an aggregate consideration of less than $100.0 million for any such transaction or series of transactions;

(C) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions set forth in Article VIII or any disposition that constitutes a Change of Control;

(D) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 10.10;

(E) any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or to any Person in a factoring or similar transaction or transactions;

(F) any disposition of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein or a security interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(G) any disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(H) the sale, assignment, lease, sub-lease, rental, license, sub-license, consignment, conveyance or other disposition of equipment, inventory or other assets in the ordinary course of business (including leases or subleases with respect to real or personal property temporarily not in use or pending disposition, or not interfering in any material respect with the business) or the sale or discounting of accounts receivable or notes receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof or the conversion of accounts receivable to notes receivable;

(I) the sale of financial services products, including loans, leases, rental agreements or other arrangements with purchasers of equipment or (x) retail financing for the purchase or lease of equipment manufactured by the Company, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through the Company, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

(J) any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” to an Equipment Subsidiary in a Qualified Equipment Financing or to any Person in a similar transaction or transactions;

(K) any disposition of assets of the type specified in the definition of “Equipment Securitization Transaction” (or a fractional undivided interest therein or a security interest therein) by an Equipment Subsidiary in a Qualified Equipment Financing;

(L) sales of assets received by the Company or any Restricted Subsidiary upon the foreclosure on a Lien;

(M) the unwinding of any Hedging Obligations;

(N) any exchange of assets for assets (including a combination of assets and cash and Cash Equivalents) related to the business of the Company and its Restricted Subsidiaries as conducted as of the Issue Date of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $20.0 million shall be evidenced by an Officer’s Certificate, and (2) $30.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Company;

(O) the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

(P) any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture or the note documents;

(Q) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(R) foreclosures, condemnations or any similar action on assets;

(S) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(T) the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. Notwithstanding the foregoing, if such Sale/Leaseback Transaction results in a Finance Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Finance Lease Obligation”.

“Authenticating Agent” means any Person authorized to authenticate and deliver Notes on behalf of the Trustee pursuant to Section 6.15.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Bank Indebtedness” means:

(1) the Indebtedness outstanding or arising under the Credit Agreement pursuant to Section 10.13(b)(i);

(2) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Credit Agreement (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to the Company or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Credit Agreement); and

(3) all Hedging Obligations arising in connection therewith with any party to the Credit Agreement.

“Bank Products” means any facilities or services related to Cash Management Services.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means, when used with reference to the Company, (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company, as the case may be, to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors or officer or officers to whom the Board of Directors of the Company shall have duly delegated its authority, and delivered to the Trustee.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers acceptances maturing within one year from the date of acquisition thereof issued by (x) any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or (y) a commercial banking institution organized and located in a country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $200 million (or the foreign currency equivalents thereof);

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(7) U.S. dollars, Canadian dollars, pounds sterling, euros, any national currency of any participating member state of the EMU, held by the Company or any of its Restricted Subsidiaries from time to time in the ordinary course of business; and

(8) other short-term investments utilized by foreign Restricted Subsidiaries in accordance with normal investment practices for cash management.

“Cash Flow” for any period means the Consolidated Net Income for such period, plus, without duplication and (other than with respect to clauses (9) and (10) of this definition) to the extent deducted (and not added back) in determining Consolidated Net Income for such period, the sum of:

(1) the aggregate amount of income, profits, capital and franchise tax expense;

(2) Consolidated Interest Expense;

(3) depreciation expense and amortization expense;

(4) any expenses or other charges Incurred during such period (other than depreciation or amortization expense) in connection with any acquisition, Permitted Investment, recapitalization, Asset Dispositions, issuance or incurrence of Indebtedness, Equity Offering, refinancing transaction or amendment or modification of any debt instrument (in each case, (i) including any such transactions consummated prior to the Issue Date, (ii) whether or not any such transaction is undertaken but not completed, (iii) whether or not such transaction is permitted by this Indenture and (iv) including expenses or charges of any direct or indirect parent company of the Company);

(5) all non-cash charges, impairment charges (including bad debt expense), write offs or write downs or amortization of intangibles, in each case, reducing Consolidated Net Income for such period (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period);

(6) all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with ASC 830 for such period;

(7) the aggregate amount of letter of credit fees paid during such period;

(8) all infrequent, non-recurring or unusual charges during such period;

(9) the amount of pro forma “run rate” cost savings, operating expense reductions and cost synergies (but not, for the avoidance of doubt, revenue synergies) (in each case, net of amounts actually realized and only to the extent reasonably identifiable and factually supportable (in each case, as determined by the Company in good faith)) related to the Transactions that are projected by the Company in good faith to result from actions that either have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 18 months of the Issue Date (in the good faith determination of the Company);

(10) the amount of pro forma “run rate” cost savings, operating expense reductions and cost synergies (but not, for the avoidance of doubt, revenue synergies) (in each case net of amounts actually realized and only to the extent reasonably identifiable and factually supportable (in each case, as determined by the Company in good faith)) related to acquisitions, dispositions and other specified transactions, or related to cost savings initiatives that are projected by the Company in good faith to result from actions that have been taken, with respect to which substantial steps have been taken or that are expected to be taken within 18 months after the date of consummation of such acquisition, disposition or other specified transaction or the initiation of such initiative (in the good faith determination of the Company); provided that the amount added to Cash Flow pursuant to this clause (10) for such period shall be capped at an amount equal to 25.0% of Cash Flow for such period (determined after giving effect to such adjustment without giving effect to this proviso);

(11) the amount of any restructuring charges and business optimization expenses, including charges related to the closure, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance costs, contract termination costs, recruiting and signing bonuses and expenses, systems establishment costs, systems conversion costs, expenses attributable to the implementation of costs savings initiatives, as well as expenses in connection with any transition services or similar agreements and costs consisting of professional consulting or other fees relating to any of the foregoing;

(12) adjustments and add-backs used in connection with the calculations of “Terex Adjusted EBITDA”, “ESG Adjusted EBITDA” and “Total Pro Forma Adjusted EBITDA” as set forth in the sections titled “Summary Historical Financial Information of Terex”, “Summary Historical Financial Information of ESG” and “Summary Pro Forma Financial Information” in the Offering Memorandum to the extent such adjustments and add-backs continue to be applicable to such period;

(13) expenses or charges related to the Acquisition to remove corporate allocations from Dover Corporation or its Subsidiaries which are not related to the standalone operations of the Acquired Companies;

(14) earn-out and similar obligations and adjustments thereof incurred in connection with any acquisition or other Investment permitted hereunder and paid or accrued during such period; and

(15) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization or such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of, and resulting from the, initial application of FASB Accounting Standards Codification 715;

and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, (i) all infrequent, non-recurring or unusual gains during such period and (ii) all non-cash adjustments made to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with ASC 830, all as determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries in accordance with GAAP.

Notwithstanding clause (5) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (5) in such prior period.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, supply chain finance facilities, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships and merchant services.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision; except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50.0% of the voting power of the Voting Stock of the Company (directly or through the acquisition of voting power of Voting Stock of any of the Company’s direct or indirect parent companies);

provided, however, that (x) a transaction in which the Company becomes a direct or indirect wholly owned Subsidiary of another Person (other than an individual) (such Person, the “Other Person”) shall not constitute a Change of Control if immediately following the consummation of such transaction, no “person” or “group” (as such terms are defined above) “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50.0% of the voting power of the outstanding Voting Stock of such Other Person; (y) the transfer of assets between or among the Company and the Restricted Subsidiaries in accordance with the terms of this Indenture shall not itself constitute a Change of Control and (z) a “person” or “group” (as such terms are defined above) shall not be deemed to “beneficially own” (as such term is defined above) securities subject to a stock purchase agreement, merger agreement or similar agreement (or any voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Clearstream Banking” means Clearstream Banking S.A. or its successor.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean a written request or order signed in the name of the Company, as the case may be by (1) the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, as the case may be, or (2) by any two Persons designated in a Company Order previously delivered to the Trustee by any two of the foregoing officers and delivered to the Trustee.

“Consolidated Cash Flow Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1) if the Company or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary, since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above, if made by the Company or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the average interest rate for the period up to the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility, the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent fiscal quarters for which financial statements are available and ending on the date of determination. For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, whether or not in accordance with GAAP or Regulation S-X under the Securities Act, to reflect operating expense reductions, cost savings or synergies that have been realized or are reasonably expected to result within 18 months from the applicable pro forma event.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense but Incurred by the Company or its Restricted Subsidiaries:

(1) interest expense attributable to finance leases;

(2) amortization of debt discount;

(3) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing;

(4) net cash payments and receipts (if any) pursuant to Hedging Obligations (including amortization of fees);

(5) dividends in respect of all Disqualified Stock held by Persons other than the Company, a Subsidiary Guarantor or a Wholly Owned Subsidiary;

(6) interest Incurred in connection with investments in discontinued operations;

(7) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; and minus

(8) interest income; and minus to the extent included in total interest expense,

(9) non-cash interest expense on the Existing Notes;

(10) amortization or write-off of deferred financing fees and debt issuance costs;

(11) penalties and interest relating to taxes; and

(12) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing.

For purposes of this definition, interest expense attributable to any Indebtedness represented by the guarantee (other than (a) Guarantees permitted by Section 10.13(b)(xi) and (b) Guarantees by the Company of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of the Company or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(1) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below);

(2) any net income or loss of any Person accrued prior to the date such Person was acquired by or merged into the Company or a Restricted Subsidiary or such Person’s assets were acquired by the Company or a Restricted Subsidiary;

(3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash permitted to be distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend, advance or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (B) any such restrictions on a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, shall be disregarded for purposes of this definition of “Consolidated Net Income”;

(4) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person outside the ordinary course of business;

(5) all non-recurring gains or losses;

(6) any goodwill impairment charge pursuant to GAAP;

(7) the cumulative effect of a change in accounting principles;

(8) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;

(9) income or loss attributable to discontinued operations (including operations disposed of during such period whether or not such operations were classified as discontinued);

(10) unrealized gains and losses relating to Hedging Obligations or other derivative instruments and the application of ASC 815 (or other corresponding future applicable accounting standards) and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 (or other corresponding future applicable accounting standards);

(11) effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements (including, but not limited to, any step-ups or reductions with respect to re-valuing assets and liabilities) pursuant to GAAP and related authoritative pronouncements resulting from the application in accordance with GAAP of purchase accounting in relation to the Transactions or any investment, acquisition, merger or consolidation (or reorganization or restructuring) that is consummated after the Issue Date or the depreciation, amortization or write-off of any amounts thereof, net of taxes; and

(12) any net after-tax income (loss) from the early extinguishment of Indebtedness, Cash Management Services or Swap Obligations, or other derivative instruments.

“Consolidated Senior Secured Net Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness (other than (A) Currency Agreement Obligations and obligations in respect of Interest Rate Protection Agreements or other interest or exchange rate hedging arrangements and (B) obligations as an account party in respect of letters of credit (except to the extent of any unreimbursed drawings thereunder)) that is secured by Liens incurred under clause (9), (14) or (17) (or clause (18) if in respect of the foregoing) of the definition of “Permitted Liens” on such date, minus (y) the aggregate amount of any cash and Cash Equivalents of the Company and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with GAAP, in each case of clause (x) and (y) as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness, cash and Cash Equivalents and Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Cash Flow Coverage Ratio.”

“Consolidated Tangible Assets” as of any date of determination, on a pro forma basis, means the Consolidated Total Assets as of such date, and after giving effect to purchase accounting and after deducting, to the extent otherwise included, the amounts of: (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary; (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Company; (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (5) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and (6) Investments in and assets of Unrestricted Subsidiaries.

“Consolidated Total Assets” as of any date of determination, on a pro forma basis, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) that would appear on a consolidated balance sheet of the Company as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP.

“Consolidated Total Net Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries, minus (y) the aggregate amount of any cash and Cash Equivalents of the Company and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with GAAP, in each case of clauses (x) and (y) as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Cash Flow of the Company and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness, cash and Cash Equivalents and Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Cash Flow Coverage Ratio”.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of HSBC Bank USA, National Association, at the date of the execution of this Indenture, is located at 66 Hudson Boulevard East, New York, NY 10001, Attention: Transaction Management, Issuer Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” includes corporations, limited liability companies, partnerships, associations, companies and business trusts and similar entities.

“Covenant Defeasance” shall have the meaning specified in Section 4.02.

“Covenant Suspension Event” shall have the meaning specified in Section 10.20(a).

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 1, 2021, among the Company, certain of its subsidiaries, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, the lenders and issuing banks named therein and certain financial institutions, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, refunded, refinanced or otherwise modified from time to time.

“Credit Facility” means (1) a collective reference to any term loan and revolving credit facilities (including, but not limited to, any term loan and revolving credit facilities under the Credit Agreement), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced, refunded, increased, refinanced, restructured or otherwise modified, in whole or in part, from time to time whether or not with the same agent, trustee, lenders or holders and irrespective of any changes in the terms and conditions thereof and (2) whether or not the credit facilities referred to in clause (1) remain outstanding, if designated by the Company to be included in the definition of “Credit Facility,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including any Receivables Financing or otherwise through the sale of receivables and related assets (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such receivables), asset-backed financing (including any Equipment Securitization Transaction or otherwise through the sale of assets of the type specified in the definition of “Equipment Securitization Transaction” (or undivided interests therein) to lenders or to special purpose entities formed to borrow from lenders against such assets) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, increased, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time. Without limiting the generality of the foregoing, the term “Credit Facility” shall include agreements in respect of reimbursement of letters of credit issued pursuant to any Credit Facility and agreements in respect of Hedging Obligations with lenders party to any Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Restricted Subsidiaries and their respective successors and assigns or (iii) adding or deleting agents, trustees, lenders or holders, and whether or not any such amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification occurs simultaneously with the termination or repayment of a prior Credit Facility.

“Currency Agreement Obligations” means the obligations of any person under a foreign exchange contract, currency swap agreement or other similar agreement or arrangement to protect such person against fluctuations in currency values.

“Deemed Date” shall have the meaning specified in Section 10.13(j).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning specified in Section 3.07.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company in Section 3.05 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company initially appoints The Depository Trust Company (“DTC”), its nominees and their respective successors to act as Depositary with respect to the Notes.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/ or the creditworthiness of the Company and/or any one or more of the Subsidiary Guarantors (the “Performance References”).

“Description of Notes” means that section of the same name in the Offering Memorandum .

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designation” shall have the meaning specified in Section 10.18.

“Designation Amount” shall have the meaning specified in Section 10.18(b).

“Directing Holder” shall have the meaning specified in Section 5.01.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days following the Stated Maturity of the Notes at the time of the issuance of such Capital Stock; provided, however, that, (a) any class of Capital Stock of any Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock other than Disqualified Stock shall not be deemed to be Disqualified Stock and (b) Capital Stock will not constitute Disqualified Stock solely because of provisions giving holders thereof the right to require repurchase or redemption upon a change in control occurring prior to such date; or

(2) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) Indebtedness or (b) any Capital Stock referred to in clause (1) above, in each case at any time on or prior to the date that is 91 days following the Stated Maturity of the Notes at the time of the issuance of such Capital Stock; provided, however, that, (a) any class of Capital Stock of any Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock other than Disqualified Stock shall not be deemed to be Disqualified Stock and (b) Capital Stock will not constitute Disqualified Stock solely because of provisions giving holders thereof the right to require repurchase or redemption upon a change in control occurring prior to such date.

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States of America or any state thereof or the District of Columbia.

“DTC” shall have the meaning specified in the definition of “Depositary”.

“Equipment Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not an Equipment Subsidiary or not a Restricted Subsidiary in connection with, any Equipment Securitization Transaction.

“Equipment Loans” means any purchase money loans or lease or other financing (and related activities) to customers of the Company, any Restricted Subsidiary or any joint venture of the Company or any Restricted Subsidiary to finance the acquisition or lease by such customers of (i) equipment manufactured or sold by the Company, any Restricted Subsidiary or any such joint venture, in each case in the ordinary course of business, and (ii) equipment purchased by the Company or any Restricted Subsidiary from other manufacturers or other persons in connection with a transaction in which the Company or any Restricted Subsidiary finances the acquisition or lease of such equipment by the customers of the Company, any Restricted Subsidiary or any joint venture of the Company or any Restricted Subsidiary.

“Equipment Receivables” shall mean all rental fleet equipment, loans secured by equipment, leases or rental agreements (whether now existing or arising in the future) of the Company or any of the Restricted Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all payments and other rights under insurance policies or warranties related thereto, all disposition proceeds received upon sale thereof, all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto, all credit enhancements related thereto, all leases, loans or rental agreements related thereto, all collateral securing such assets, all contracts and all guarantees or other obligations in respect of such assets, proceeds of such assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or similar transactions involving such assets.

“Equipment Repurchase Obligation” means any obligation of a seller of assets in a Qualified Equipment Financing to repurchase assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or other asset or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Equipment Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) an Equipment Subsidiary or (b) any other Person, or may grant a security interest in, any rental fleet equipment, loans secured by equipment, leases or rental agreements (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all payments and other rights under insurance policies or warranties related thereto, all disposition proceeds received upon sale thereof, all rights under manufacturers’ repurchase programs or guaranteed depreciation programs relating thereto, all credit enhancements related thereto, all leases, loans or rental agreements related thereto, all collateral securing such assets, all contracts and all guarantees or other obligations in respect of such assets, proceeds of such assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions or similar transactions involving such assets.

“Equipment Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Equipment Financing with the Company or any Subsidiary of the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers assets of the type specified in the definition of “Equipment Securitization Transaction”) that engages in no activities other than in connection with the financing of assets of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors (as provided below) as an Equipment Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conclusion.

“Equity Offering” means a private or public sale for cash of common stock or Preferred Stock (other than Disqualified Stock) of the Company.

“Euroclear” means Euroclear Bank S.A./N.V. or its successor.

“Event of Default” shall have the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Subsidiary” means:

(1) any Foreign Subsidiary, foreign-owned Domestic Subsidiary or Domestic Subsidiary substantially all the assets of which consist of Capital Stock (or Capital Stock and indebtedness) of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code,

(2) any Receivables Subsidiary,

(3) any Equipment Subsidiary, or

(4) any Immaterial Subsidiary.

“Existing Notes” means the Company’s $600.0 million aggregate principal amount of 5.000% Senior Notes due 2029, issued under the indenture, dated as of April 1, 2021, between the Company and HSBC Bank USA, National Association, as trustee, as such may be amended or supplemented from time to time.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined by the Company).

“Finance Lease Obligations” of a Person means any obligation that is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the amount of the liability in respect of a finance lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto), determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such finance lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Finsub” means one or more bankruptcy-remote legal entities that are wholly owned Unrestricted Subsidiaries of the Company organized solely for the purpose of engaging in a Receivables Program.

“Floor Plan Guarantees” means guarantees (including, but not limited to, repurchase or remarketing obligations) by the Company or a Restricted Subsidiary Incurred in the ordinary course of business of Indebtedness Incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by the Company or a Restricted Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer, or other purchaser or lessor, and any related reasonable fees and expenses (including financing fees), provided, however, that (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness and (2) if the Company or such Restricted Subsidiary is required to make payment with respect to such guarantee, the Company or such Restricted Subsidiary will have the right to receive either (x) title to such inventory, (y) a valid assignment of a perfected first priority Lien in such inventory or (z) the net proceeds of any resale of such inventory.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board, (2) statements and pronouncements of the Financial Accounting Standards Board or (3) in such other statements by such other entities as have been approved by a significant segment of the accounting profession, in each case that are in effect on the Issue Date. For clarity purposes, in determining whether a lease is a finance lease or an operating lease and whether Indebtedness or interest expense exists, such determination shall be made in accordance with GAAP as in effect on the Issue Date.

“Global Notes” means, individually and collectively, each of the Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 3.01.

“Government Obligations” means securities which are (i) direct obligations of the United States government or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States government the payment of which is unconditionally guaranteed by the United States government, which, in either case, are full faith and credit obligations of the United States government and are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (x) endorsements of negotiable instruments for collection or deposit in the ordinary course of business or (y) Standard Securitization Undertakings. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Obligations” shall have the meaning specified in Section 12.01.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.

“Holder” means the Person in whose name a Note is registered in the Security Register.

“Identifying Numbers” shall have the meaning specified in Section 2.04.

“Immaterial Subsidiary” means a Subsidiary that (a) is not an obligor (by Guarantee or otherwise) in respect of Indebtedness for borrowed money in an aggregate principal amount in excess of $25,000,000 at any time outstanding and (b) as of the last day of any fiscal quarter, does not satisfy either of the following tests:

(1) such Subsidiary’s total tangible assets (after intercompany eliminations) exceeds 3.0% of consolidated total tangible assets of the Company and its Subsidiaries; or

(2) such Subsidiary’s revenue for the last twelve months ending as of the last day of such fiscal quarter exceeds 3.0% of the revenue for the last twelve months ending as of the last day of such fiscal quarter of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP;

provided, that, if on the last day of any fiscal quarter of the Company, Subsidiaries that are Domestic Subsidiaries, are Restricted Subsidiaries and on such date are not otherwise Subsidiary Guarantors shall in the aggregate have either combined consolidated total tangible assets in excess of 10.0% of the consolidated total tangible assets of the Company and its Subsidiaries or combined consolidated revenues for the last twelve month period ending on such date in excess of 10.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case on a consolidated basis in accordance with GAAP, then the Company shall promptly cause one or more of such Subsidiaries to become Subsidiary Guarantors so that neither of such thresholds is exceeded.

“Incur” means create, issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise, Indebtedness or Disqualified Stock; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

“Indebtedness” of any Person means, without duplication:

(1) all obligations of such Person for borrowed money or advances of any kind;

(2) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3) all obligations of such Person upon which interest charges are customarily paid;

(4) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such person;

(5) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business);

(6) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(7) all Guarantees by such Person of Indebtedness of others;

(8) all Finance Lease Obligations and Synthetic Lease Obligations of such Person;

(9) all Currency Agreement Obligations of such Person and all obligations of such Person in respect of Interest Rate Protection Agreements or other interest or exchange rate hedging arrangements;

(10) all obligations of such Person as an account party in respect of letters of credit;

(11) all obligations of such Person as an account party in respect of bankers’ acceptances; and

(12) the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of such Person;

provided, that (a) contingent obligations Incurred in the ordinary course of business not related to Indebtedness, (b) obligations under or in respect of Receivables Financings, (c) Obligations associated with other post-employment benefits and pension plans, (d) any “straight-line” lease or any lease that would be categorized as an “operating lease” in accordance with Accounting Standard Codification 842 and any successor pronouncements, (e) in connection with the purchase by the Company or its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may be entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until 30 days after any such obligation becomes contractually due and payable, (f) deferred or prepaid revenues, (g) any Capital Stock (other than Disqualified Stock), (h) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (i) premiums payable to, and advance commissions or claims payments from, insurance companies, in each case, of such Person, shall not constitute Indebtedness of such Person.

The Indebtedness of any Person shall include the Indebtedness of any partnership in which such person is a general partner, to the extent such Indebtedness is recourse to such Person either expressly or by operation of law. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon or measured by the fair market value of such Disqualified Stock, such fair market value to be determined in good faith by the Board of Directors. For purposes hereof, the amount of any Indebtedness issued with original issue discount shall be the original purchase price plus accrued interest; provided, however, that such accretion shall not be deemed an incurrence of Indebtedness. Notwithstanding the foregoing, obligations of the Company or any Restricted Subsidiary in respect of the sale or purported sale of Retained Recourse Equipment Loans shall only be included as Indebtedness to the extent of the Retained Recourse Amount thereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Lien” shall have the meaning specified in Section 10.17(a).

“Initial Notes” shall have the meaning specified in the Recitals hereto.

“Interest Payment Date” means each April 15 and October 15.

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or deposits on the balance sheet of the Person making the advance or loan, in each case in accordance with GAAP) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition (by means of any transfer of cash or other property to such Person or any other Person) of Capital Stock, Indebtedness or other similar instruments issued by such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 10.10:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent investment in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such Person.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(i) securities issued or directly and fully guaranteed or insured by the United States of America, Canada, any country that is a member of the European Union, or the United Kingdom or any agency or instrumentality thereof (other than cash and Cash Equivalents);

(ii) securities that have an Investment Grade Rating; and

(iii) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“issue” means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.

“Issue Date” means October 8, 2024, the date on which the Notes were originally issued.

“Legal Defeasance” shall have the meaning specified in Section 4.02.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, privilege, conditional sale or other title retention agreement or other similar lien (statutory or otherwise), or encumbrance upon or with respect to any property of any kind, real or personal, moveable or immovable, now owned or hereafter acquired.

“Limited Condition Acquisition” means an acquisition, including by means of a merger, amalgamation or consolidation, by the Company or one or more of its Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Company or one or more of its Restricted Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.

“Limited Recourse Receivables Financing” shall mean a receivables financing with a customary market structure and with limited or no recourse to the Company, any Subsidiary Guarantor or any Restricted Subsidiary, other than through the provision of undertakings that are customary in receivables securitization or receivables financing transactions. A transaction will be considered to be a Limited Recourse Receivables Financing if treated as a true sale of the related receivables for accounting purposes, even if the financing provider has limited or partial recourse to the Company, any Subsidiary Guarantor or any Restricted Subsidiary.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Maturity” means, when used with respect to any Note, the date on which the principal of that Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability or reserve under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which (A) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or (B) which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) reasonable amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company.

“Net Short” means, with respect to a holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 International Swaps and Derivatives Association, Inc. Credit Derivatives Definitions) to have occurred with respect to the Company or any Subsidiary Guarantor immediately prior to such date of determination.

“non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Noteholder Direction” shall have the meaning specified in Section 5.01.

“Notes” shall have the meaning specified in the Recitals hereto.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the final offering memorandum dated September 30, 2024 relating to the offering of the Notes.

“Officer” shall have the meaning specified in the definition of “Officer’s Certificate”.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any one officer of the Company or of a Subsidiary or parent of the Company that is designated by the Company, who must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer, controller, general counsel or any similar position of the Company or such Subsidiary or parent that meets the requirements set forth in this Indenture (each an “Officer”).

“Opinion of Counsel” means an opinion from legal counsel that is reasonably acceptable to the Trustee that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to the Company or any affiliate of the Company.

“Other Person” shall have the meaning specified in the definition of “Change of Control”.

“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1) Notes theretofore canceled by the Trustee or delivered to such Trustee for cancelation;

(2) Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor upon the Notes) in trust or set aside and segregated in trust by the Company or any other obligor upon the Notes (if the Company or any other obligor upon the Notes shall act as its own Paying Agent) for the Holders of the Notes; provided, however, that, if the Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made; and

(3) Notes which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any Notes in respect of which there shall have been presented proof satisfactory to the Trustee that any such Notes are held by a bona fide holder in due course;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

“Paying Agent” means HSBC Bank USA, National Association or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest, if any, on any Notes on behalf of the Company.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(2) another Person if as a result of such Investment such other Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary and any Investment held by such Person; provided, however, that any Investment held by such Person was not acquired by such Person in contemplation of such Person becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(3) cash and Cash Equivalents or Investment Grade Securities;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business;

(5) loans or advances to employees made in the ordinary course of business;

(6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(7) any Person to the extent such Investment represents the non-cash portion of the consideration received for an asset sale as permitted pursuant to Section 10.16;

(8) so long as no Default has occurred and is continuing (or would result therefrom), any Investment the payment for which consists of Capital Stock of the Company (other than Disqualified Stock); provided, however, that such Capital Stock will not increase the amount available for Restricted Payments set forth in Section 10.10(a)(iii)(B);

(9) any Investment for the purpose of financing purchases and leases of inventory in connection with a “captive finance” entity whose sole business is providing financing to customers of the Company or any Restricted Subsidiary; provided that, at the time of any such Investment either (x) the Consolidated Total Net Debt Ratio shall be less than or equal to 3.75 to 1.00 or (y) the aggregate amount of Investments made pursuant to this clause (9) at any time when the Consolidated Total Net Debt Ratio exceeds 3.75 to 1.00 does not exceed the greater of (i) $2,000.0 million and (ii) 54.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(10) Floor Plan Guarantees permitted by Section 10.13(b)(xi);

(11) any Person to the extent such Investments consist of Hedging Obligations not incurred for speculative purposes and either: (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

(12) any Person to the extent such Investments, when taken together with all other Investments made pursuant to this clause (12) and outstanding on the date such Investment is made, do not have an aggregate Fair Market Value in excess of the greater of (i) $925.0 million and (ii) 25.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) joint ventures of the Company or any of its Restricted Subsidiaries; provided, however, that at the time of any such Investment and immediately after giving effect thereto (A) the Fair Market Value of such Investment, taken together with the aggregate Fair Market Value of all other Investments made pursuant to this clause (13) and Section 10.10(b)(xiii)(A) that are at that time outstanding, does not exceed the greater of (i) $465.0 million and (ii) 13.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value) or (B) the Consolidated Total Net Debt Ratio is less than or equal to 3.75 to 1.00;

(14) purchases and acquisitions of real estate, services, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(15) a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets of the type specified in the definition of “Receivables Financing”, cash and Cash Equivalents or an equity interest;

(16) Guarantees issued or made in accordance with Sections 10.13 and 10.19 (other than Guarantees issued or made pursuant to Section 10.13(b)(xxiii));

(17) any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable and related assets of the type specified in the definition of “Receivables Financing” or cash and Cash Equivalents pursuant to a Receivables Financing;

(18) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary in a transaction that is not prohibited by Article VIII after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) Investments resulting from the sale of financial services products, including (x) retail financing for the purchase or lease of equipment manufactured by the Company, its Restricted Subsidiaries or any other manufacturer whose products are from time to time sold through the Company or its Restricted Subsidiaries, (y) other retail and wholesale financing programs reasonably related thereto and (z) insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products;

(20) an Equipment Subsidiary or any Investment by an Equipment Subsidiary in any other Person in connection with a Qualified Equipment Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Equipment Financing or any related Indebtedness; provided, however, that any Investment in an Equipment Subsidiary is in the form of a Purchase Money Note, contribution of assets of the type specified in the definition of “Equipment Securitization Transaction”, cash and Cash Equivalents or an equity interest;

(21) any Investment in an entity that is not a Restricted Subsidiary to which a Restricted Subsidiary sells assets of the type specified in the definition of “Equipment Securitization Transaction” or cash and Cash Equivalents pursuant to an Equipment Securitization Transaction;

(22) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(23) loans and advances to, and guarantees of Indebtedness of, employees of the Company (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of the greater of (i) $20.0 million and (ii) 1.0% of Consolidated Tangible Assets outstanding at any one time, in the aggregate;

(24) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) in good faith settlement of delinquent obligations of, and other disputes with Persons who are not Affiliates or (c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(25) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(26) investments to fund supplemental executive retirement plan obligations in an aggregate amount not to exceed $200.0 million; and

(27) any Investment, so long as the Consolidated Total Net Debt Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is no greater than 3.75 to 1.00.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, or deposits to secure liability to insurance carriers, insurance companies and brokers, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, including carriers’ , warehousemen’s, mechanics’, materialmens’, repairmens’, landlords’ and other similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges (i) not yet subject to penalties for non-payment or (ii) which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been taken on the books of the Company;

(4) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds, performance bonds, appeal bonds or letters of credit or other obligations of a like nature issued pursuant to the request of and for the account of such Person, in each case in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) Liens securing a Hedging Obligation or Bank Products so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Hedging Obligation or Bank Products;

(6) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any Purchase Money Indebtedness or Finance Lease Obligations relating to assets or property acquired, constructed or leased in the ordinary course of business provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(8) Liens in favor of the Company and/or any of its Restricted Subsidiaries, other than such a Lien with respect to intercompany indebtedness if the Company or a Subsidiary Guarantor is not the beneficiary of such a Lien;

(9) Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

(10) Liens on property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

(11) Liens existing on the Issue Date;

(12) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

(13) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords’ and lessors’ liens under leases and subleases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;

(14) Liens securing Indebtedness permitted to be incurred by Section 10.13(b)(i);

(15) Liens with respect to Floor Plan Guarantees permitted by Section 10.13(b)(xi);

(16) Liens on (A) receivables and related assets of the type specified in the definition of “Receivables Financing” or pledges of interests in a Receivables Subsidiary, in each case Incurred in connection with a Qualified Receivables Financing and (B) assets of the type specified in the definition of “Equipment Securitization Transaction” or pledges of interests in an Equipment Subsidiary, in each case Incurred in connection with a Qualified Equipment Financing;

(17) Liens securing Indebtedness of a Foreign Subsidiary permitted to be Incurred pursuant to Section 10.13; provided, however, that such Liens do not extend to the property or assets of the Company or any Domestic Subsidiary;

(18) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that such new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which such Liens relate;

(19) other than during a Suspension Period, Liens securing Indebtedness (other than Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed the greater of (i) $925.0 million and (ii) 25.0% of Consolidated Tangible Assets;

(20) during the continuation of a Suspension Period, Liens securing Indebtedness in an aggregate principal amount outstanding at any one time not to exceed 15.0% of Consolidated Total Assets;

(21) [reserved];

(22) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in each case Incurred in the ordinary course of business;

(23) Liens on the Capital Stock and Indebtedness of Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries;

(24) grants of licenses and sublicenses of intellectual property in the ordinary course of business;

(25) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(26) Liens Incurred to secure Cash Management Services (and other Bank Products), owed to a lender under the Credit Agreement in the ordinary course of business;

(27) restrictions on dispositions of assets contained in merger agreements, stock or asset purchase agreements and similar agreements;

(28) customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar investment vehicles;

(29) (i) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted under this Indenture and (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;

(30) customary Liens on deposits required in connection with the purchase of property, equipment and inventory, in each case Incurred in the ordinary course of business;

(31) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge, repayment or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted under this Indenture;

(32) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets; and

(33) Liens given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of the Company or a Restricted Subsidiary in the ordinary course of business; provided that such Liens do not materially interfere with the operations of the Company and its Restricted Subsidiaries, taken as a whole.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means the place or places where the principal of (and premium, if any) and interest, if any, are payable, as contemplated by Section 10.02.

“Position Representation” shall have the meaning specified in Section 5.01.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Program Receivables” shall mean all Trade Receivables and Equipment Receivables originated and owned by the Company or any Restricted Subsidiary and sold pursuant to a Receivables Program.

“Purchase Money Indebtedness” means any Indebtedness of a Person to any seller or other Person incurred to finance the acquisition (including in the case of a Finance Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the business of the Company or the Restricted Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary or an Equipment Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary or an Equipment Subsidiary in connection with a Qualified Receivables Financing or Qualified Equipment Financing, as applicable, which note is intended to finance that portion of the purchase price for accounts receivables and related assets or assets of the type set forth in the definition of “Equipment Securitization Transaction”, as applicable, that is not paid by cash or as a contribution of equity.

“Qualified Equipment Financing” means any Equipment Securitization Transaction of an Equipment Subsidiary that meets the following conditions and with respect to which the Company delivers an Officer’s Certificate to the Trustee certifying as to compliance with all such conditions:

(1) all sales of assets to the Equipment Subsidiary are made at Fair Market Value (as determined in good faith by the Company);

(2) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company); and

(3)  shall be non-recourse to the Company and its Subsidiaries (other than the Equipment Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any assets of the Company or any Subsidiaries (other than an Equipment Subsidiary or the Subsidiary undertaking such Equipment Securitization Transaction) to secure Bank Indebtedness shall not be deemed to be a Qualified Equipment Financing.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions and with respect to which the Company delivers an Officer’s Certificate to the Trustee certifying as to compliance with all such conditions:

(1) all sales of receivables and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company);

(2) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company); and

(3)  shall be non-recourse to the Company and its Subsidiaries (other than the Receivables Subsidiary) except for Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Bank Indebtedness shall not be deemed to be a Qualified Receivables Financing.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Fees” means interest or other payments made directly or by means of discounts with respect to any participation or other interests issued or sold in connection with, and all other fees paid to a Person that is not a Receivables Subsidiary or not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer (or transfer an undivided interest) to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all instruments, chattel paper or general intangibles relating thereto, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions, factorings or similar transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Program” shall mean, collectively, (a) the sale of, or transfer of interests in, Program Receivables to Finsub, directly or indirectly, in exchange for consideration equal to the fair market value of such Program Receivables (i.e., a “true sale”), (b) the sale of, or transfer of interests in, such Program Receivables by Finsub to special purpose trusts or other funding vehicles which are not Affiliates of the Company and (c) other sales or transfers of Program Receivables pursuant to a Limited Recourse Receivables Financing; provided, in each case, that recourse to the Company, any Subsidiary Guarantor or any Restricted Subsidiary in connection with such transactions is limited to the extent customary for similar transactions.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company or any Subsidiary of the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that would be obtained at the time from Persons that are not Affiliates of the Company; and

(3) to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conclusion.

“Redemption Date” shall have the meaning specified in Section 11.08(a).

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to the terms of this Indenture or in any Note issued hereunder.

“Reference Date” means January 31, 2017, the original issue date of the Company’s 5.625% Senior Notes due 2025.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of (x) the Indebtedness being Refinanced or (y) the Notes;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of (x) the Indebtedness being Refinanced or (y) the Notes; and

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid accrued interest) under the Indebtedness being Refinanced, plus actual fees and expenses Incurred in connection with the Refinancing;

provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary or a Subsidiary Guarantor that Refinances Indebtedness of the Company or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is a Subordinated Obligation, then unless the Company would be permitted at the time to issue an additional $1.00 of Indebtedness under Section 10.13(a) such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Notes as the Indebtedness being Refinanced and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

“Regular Record Date” means, with respect to the interest payable on any Interest Payment Date on the Notes, April 1 and October 1.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning specified in Section 10.10(a).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Retained Recourse Amount” shall have the meaning assigned to such term in the definition of the term “Retained Recourse Equipment Loans”.

“Retained Recourse Equipment Loans” shall mean Equipment Loans sold by the Company or a Restricted Subsidiary to a person that is not an Affiliate of the Company in a transaction (a) that is not part of the Receivables Program and (b) in which the purchaser of such Equipment Loans (or its successors or assigns) has recourse to the Company or a Restricted Subsidiary for all or a portion of the payment of such Equipment Loans (with the aggregate amount of such recourse being referred to herein as the “Retained Recourse Amount”).

“Reversion Date” shall have the meaning specified in Section 10.20(b).

“Revocation” shall have the meaning specified in Section 10.18.

“S&P” means S&P Global Ratings Services, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Sale/Leaseback Transaction” means any arrangement with any Person or Persons providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” and “Security Registrar” shall have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means, with respect to the Company or any Subsidiary Guarantor, any Indebtedness of such Person unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is subordinate in right of payment to any other Indebtedness or Guarantee of such Person, including the Notes or the applicable Subsidiary Guarantee, other than:

(1) any obligation of such Person to any subsidiary of such Person or to any officer, director or employee of such Person or any such subsidiary;

(2) any accounts payable or other liability of such Person to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(3) that portion of any Indebtedness of such Person which at the time of issuance is issued in violation of this Indenture;

(4) any liability for U.S. federal, state, local or other taxes owed or owing by such Person;

(5) Indebtedness of such Person represented by Disqualified Stock; or

(6) any Capital Stock.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meanings of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Special Mandatory Redemption” shall have the meaning specified in Section 11.11.

“Special Mandatory Redemption Date” shall have the meaning specified in Section 11.11.

“Special Mandatory Redemption Outside Date” shall have the meaning specified in Section 11.11.

“Special Mandatory Redemption Price” shall have the meaning specified in Section 11.11.

“Special Record Date” means, with respect to the payment of any Defaulted Interest on the Notes, a date fixed by the Trustee pursuant to Section 3.07.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company, which the Company has determined in good faith to be customary in a Receivables Financing, including those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the final date specified in such security as the fixed date on which all outstanding principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” means:

(1) any corporation, association, partnership, limited liability company or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(A) the Company;

(B) the Company and one or more Subsidiaries of the Company; or

(C) one or more Subsidiaries of the Company; or

(2) any limited partnership of which the Company or any Subsidiary is a general partner; or

(3) any other Person (other than a corporation or limited partnership) in which the Company, or one or more other Subsidiaries or the Company and one or more other Subsidiaries, directly or indirectly, has more than 50.0% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless the context otherwise requires, Subsidiary means each direct and indirect Subsidiary of the Company.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s Obligations with respect to the Notes.

“Subsidiary Guarantor” means each Subsidiary of the Company that guarantees the Notes pursuant to the terms of this Indenture.

“Successor Company” shall have the meaning specified in Section 8.01(a).

“Suspended Covenants” shall have the meaning specified in Section 10.20(a).

“Suspension Period” shall have the meaning specified in Section 10.20(b).

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of §1a(47) of the Commodity Exchange Act.

“Synthetic Lease” means a lease of property or assets (other than inventory) designed to permit the lessee (a) to claim depreciation on such property or assets under U.S. tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee’s balance sheet under GAAP.

“Synthetic Lease Obligations” means, as to any person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

“Trade Receivables” shall mean all trade receivables and related security (including all related contract rights, collections, records, lockboxes and bank accounts in the name of or transferred to the name of Finsub, goods, security deposits, guarantees and other agreements or arrangements (including all Liens) supporting or securing payment of the Program Receivables) originated and owned by the Company or any Restricted Subsidiary and sold pursuant to the Receivables Program.

“Transactions” means the consummation of the following transactions: (1) the issuance of the Initial Notes pursuant to this Indenture and the application of the proceeds thereof as described in the Offering Memorandum under the heading “Use of Proceeds”; (2) the anticipated incurrence of $1,250.0 million of new term loans pursuant to the Credit Agreement; (3) the increase in the aggregate amount of revolving commitments under the Credit Agreement to $800.0 million; (4) the consummation of the Acquisition and the payment of the consideration thereof; and (5) the payment of fees, costs and expenses in connection with the foregoing, in each case as further described in the Offering Memorandum.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2027; provided, however, that if the period from the Redemption Date to such date, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trigger Date” shall have the meaning specified in Section 11.11.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Trustee” means the Person named as the “Trustee” in the Preamble of this instrument and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions (which include, at the date of this Indenture, Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 10.18 and any Subsidiary of an Unrestricted Subsidiary. Any such designation may be revoked by a resolution of the Board of Directors delivered to the Trustee, subject to the provisions of Section 10.18.

“Verification Covenant” shall have the meaning specified in Section 5.01.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all the Capital Stock of which (other than directors qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture or any supplement hereto, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no such Officer’s Certificate shall be required to be furnished in connection with the issuance or authentication of the Notes that are issued on the Issue Date.

Every certificate (other than certificates provided pursuant to Section 10.03) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion, certificate or representations with respect to matters upon which his certificate or opinion is based are erroneous.

Any such Opinion of Counsel or certificate or representations may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04. Acts of Holders. (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

The Company may at its discretion set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action, by vote or consent, authorized or permitted under this Indenture, but the Company shall have no obligation to do so. If not set by the Company prior to the first solicitation of Holders made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be 30 days prior to the first solicitation of such vote or consent. Upon the fixing of such a record date, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)  The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems reasonably sufficient.

(d)  The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

(e)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)  For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

SECTION 1.05. Notices, Etc., to Trustee and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with such Trustee at its Corporate Trust Office, Attention: Transaction Management, Issuer Services, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above, or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(d), (e) and (h)) if furnished in writing and mailed, first class postage prepaid, addressed in the case of the Company to it, to the attention of the Chief Financial Officer, at the address of its principal office specified in the Preamble of this instrument or at any other address previously furnished in writing to the Trustee by the Company, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) to Holders if in writing and electronically delivered or mailed, first class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or as otherwise permitted by the Trustee; provided that where this Indenture requires notice to a Holder of a beneficial interest in a Global Note, such notice shall be deemed delivered upon delivery to the applicable Depositary (or its designee) pursuant to the procedures of such Depositary, if any, prescribed for the delivery of such notice, notwithstanding any reference to mailing of notices.

In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed in the manner prescribed by this Indenture shall be conclusively deemed to have been given whether or not received by any particular Holder. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the reasonable approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.07. Trust Indenture Act. Notwithstanding Section 1.01(b) and for the avoidance of doubt, this Indenture is not subject to any provision of the Trust Indenture Act, except to the extent the Trust Indenture Act is specifically incorporated by reference in or made a part of this Indenture.

SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar, an Authenticating Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12. Governing Law. THE INDENTURE, THE NOTES AND ANY RELATED SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN SUCH STATE IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF RELATING TO THIS INDENTURE OR ANY ACTION TAKEN OR OMITTED HEREUNDER, AND WAIVES ANY CLAIM OF FORUM NON CONVENIENS AND ANY OBJECTIONS AS TO LAYING OF VENUE. EACH PARTY FURTHER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, RIGHT TO A JURY TRIAL AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS FOR PURPOSES OF NOTICES HEREUNDER.

SECTION 1.13. Non-Business Day. Unless otherwise stated with respect to the Notes, in any case where any Interest Payment Date, Redemption Date or Stated Maturity shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal of (and premium, if any) and interest, if any, with respect to the Notes need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14. Immunity of Incorporators, Stockholders, Directors and Officers. No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on any Notes or Guarantees, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Company, the Subsidiary Guarantors or of any of their respective successor corporations, either directly or indirectly through the Company, the Subsidiary Guarantors or any of their respective successor corporations, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Notes and Guarantees are solely corporate obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, director, officer or employee, past, present or future, of the Company, the Subsidiary Guarantors or of any of their respective successor corporations, either directly or indirectly through the Company, the Subsidiary Guarantors or any of their respective successor corporations, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or Guarantees, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Notes and the Subsidiary Guarantees.

SECTION 1.15. [Reserved]

SECTION 1.16. Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country of publication.

SECTION 1.17. Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, accrued interest payable on the Notes. The Company and its agents, if any, shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

SECTION 1.18. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties to this Indenture and the Notes transmitted by facsimile or PDF shall be deemed effective for all purposes.

SECTION 1.19. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 1.20. USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

ARTICLE II

Note Forms

SECTION 2.01. Forms of Notes. Provisions relating to the Notes are set forth in the Rule 144A/Regulation S Appendix hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may reasonably deem appropriate and as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange, automated quotation system or clearing agency or to conform to usage, as may, consistently herewith, be determined by the officer executing the Notes, as evidenced by such officer’s execution of the Notes. Each Note under this Indenture will be offered and sold in accordance with the Appendix and in reliance on Rule 144A or Regulation S, as indicated by the legend on the Notes.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. Subject to Section 6.15, the Certificate of Authentication will be in the form included on Exhibit A.

SECTION 2.03. Notes in Global Form. Notes issued in global form shall be substantially in the form of Exhibit A hereto. If any Note is issuable in global form, such Note may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee and in such manner as shall be specified in such Note. Any instructions by the Company with respect to a Note in global form, after its initial issuance, shall be in writing but need not comply with Section 1.02.

SECTION 2.04. CUSIP Numbers. The Company in issuing the Notes may use CUSIP, ISIN or other identifying numbers (“Identifying Numbers”) and, if so, the Trustee shall use such Identifying Numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such Identifying Numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identifying numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee, in writing, of any change in the Identifying Numbers.

ARTICLE III

The Notes

SECTION 3.01. Title; Payment and Terms. The Trustee shall authenticate Notes to be authenticated and delivered under this Indenture on the Issue Date in an aggregate amount equal to $750,000,000 (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.05, 3.06, 9.05, 10.15, 10.16 or 11.07). The Trustee shall authenticate Additional Notes thereafter in unlimited amount for original issue upon a written order of the Company in the form of an Officer’s Certificate in aggregate principal amount as specified in such order (so long as permitted by this Indenture, including Section 10.13). Any such Officer’s Certificate shall also specify the date on which the original issue of Notes is to be authenticated and shall certify that such issuance will not be prohibited by Section 10.13.

The Trustee shall not be required to authenticate any Additional Notes, nor will it be liable for its refusal to authenticate any Additional Notes, if the issue of such Additional Notes will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or may expose the Trustee to personal liability to existing Holders or others.

SECTION 3.02. [Reserved]

SECTION 3.03. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman of the Board, a Vice Chairman of the Board, its President, Chief Executive Officer or one of its Vice Presidents. The signature of any of these officers on the Notes may be manual, electronic or facsimile.

Notes bearing the manual, electronic or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee, in accordance with the Company Order, shall authenticate and deliver such Notes.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein manually or electronically executed by the Trustee or on its behalf pursuant to Section 6.15, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

In case any Notes shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Notes.

Each Depositary for a Global Note in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 3.04. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Any temporary Notes so exchanged will be cancelled by the Trustee. Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

The Notes shall be transferable only in compliance with the Appendix. Upon surrender for registration of transfer of any Note at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, and of a like Stated Maturity and aggregate principal amount and with like terms and conditions.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 9.05 and 11.07 not involving any transfer.

The Company shall not be required (i) to issue or register the transfer of or exchange of Notes during a period beginning at the opening of business 15 days before the day of the delivery of a notice of redemption of Notes selected for redemption under Section 11.09 and ending at the close of business on the day of the delivery of the relevant notice of redemption, (ii) to register the transfer of or exchange any Note so selected for redemption as a whole or in part, except the unredeemed portion of any Note being redeemed in part, or any Note that has been tendered in a Change of Control Offer or (iii) to register the transfer of or exchange any Note between a Regular Record Date and the succeeding Interest Payment Date.

Furthermore, notwithstanding any other provision of this Section 3.05, the Company will not be required to exchange any Notes if, as a result of the exchange, the Company would suffer adverse consequences under any law or regulation.

SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Company and such Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or such Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note or in exchange for such mutilated Note, a new Note in a like principal amount and of a like Stated Maturity and with like terms and conditions.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of any of them of the destruction, loss or theft of such Note and the ownership thereof.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee) connected therewith.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07. Payment of Interest; Interest Rights Preserved. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Note, be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment.

Unless otherwise provided with respect to the Notes, payment of interest may be made at the Corporate Trust Office or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, a Holder of $5,000,000 or more in aggregate principal amount of Notes in definitive form, whether having identical or different terms and provisions, having the same Interest Payment Dates will, at the option of the Company, be entitled to receive interest payments, other than at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee for the Notes at least 15 days prior to the applicable Interest Payment Date. Any wire instructions received by the Trustee for the Notes shall remain in effect until revoked by the Holder. Notwithstanding the forgoing, payment of interest in respect of Notes represented by Global Notes should be made in accordance with procedures required by the Depositary.

Every permanent Global Note will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream Banking with respect to that portion of such permanent Global Note held for its account by the Depositary. Each of Euroclear and Clearstream Banking will in such circumstances credit the interest received by it in respect of such permanent Global Note to the accounts of the beneficial owners thereof.

Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with such Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to such Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon such Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by such Trustee of the notice of the proposed payment. Such Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be delivered in the manner set forth in Section 1.06 to each Holder at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been delivered as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Company to the Trustee of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.09. Cancelation. All Notes surrendered for payment, redemption, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancelation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its standard procedures and a certificate of disposition evidencing such disposition of Notes shall be provided to the Company by the Trustee upon the written request of the Company. Permanent Global Notes shall not be disposed of until exchanged in full for definitive Notes or until payment thereon is made in full.

SECTION 3.10. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year of 12 30-day months.

SECTION 3.11. Ranking. The Notes shall constitute the senior indebtedness of the Company and shall rank pari passu in right of payment among themselves and with all of the other existing and future senior indebtedness of the Company.

SECTION 3.12. Issuance of Additional Notes. The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and, if applicable, the first interest payment date and the first date from which interest will accrue. The Initial Notes issued on the date of this Indenture and any Additional Notes shall be treated as a single class for all purposes under this Indenture. In the event that any of the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued with a separate CUSIP, ISIN or other Identifying Number so that they are distinguishable from the Initial Notes.

With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of the Notes outstanding immediately prior to the issuance of such Additional Notes;

(2) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(3) the issue price and the issue date of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

(4)  the “CUSIP” or “ISIN” number of such Additional Notes.

All references to the Notes shall be deemed to include any Additional Notes actually issued.

ARTICLE IV

Legal Defeasance and Covenant Defeasance; Satisfaction and Discharge

SECTION 4.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a Board Resolution, set forth in an Officer’s Certificate, at any time, with respect to the Notes, elect to have Section 4.02 be applied to all of the Outstanding Notes upon compliance with the conditions set forth below in this Article IV.

SECTION 4.02. Legal Defeasance and Covenant Defeasance. The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Notes and this Indenture (“Legal Defeasance”). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, except for:

(a) the rights of Holders of the Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust fund referred to below;

(b) the Company’s obligations with respect to mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the Company’s obligations to register the transfer or exchange of the Notes;

(d) the rights, powers, trust, duties and immunities of the Trustee under Article VI and the Company’s obligations in connection therewith; and

(e) the provisions of Article VII.

In addition, the Company at its option at any time may terminate its obligations under Sections 10.01, 10.02, 10.04, 10.05, 10.08 and 10.10 through 10.20 (other than with respect to the Company as described under Article VIII) (and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes), and the limitations contained in Section 8.01(c) (“Covenant Defeasance”). In the event that a Covenant Defeasance occurs, the events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under Section 5.01 will no longer constitute Events of Default with respect to the Notes.

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

SECTION 4.03. [Reserved]

SECTION 4.04. Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit, or cause to be irrevocably deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the Notes to the applicable redemption or maturity date, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee or an agent of the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee or an agent of the Trustee on or prior to the redemption date; provided, further, that any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) in the United States reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel (which may be subject to customary assumptions and exclusions) shall confirm that, the Holders and the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary assumptions and exclusions) in the United States reasonably acceptable to the Trustee confirming that the Holders and the beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

(f) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(g) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on such Notes on the date of such deposit on the date of such deposit.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 4.04(b) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable whether on the Stated Maturity or on a Redemption Date by reasons of the making of a notice of redemption or otherwise or (2) will become due and payable at the Stated Maturity within one year or, if redeemable at the option of the Company, are to be called for redemption within one year in accordance with the terms of this Indenture for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 4.05. Satisfaction and Discharge of Indenture. This Indenture will be discharged with respect to the Notes and will cease to be of further effect (except as to surviving rights of transfer or exchange of such Notes, as expressly provided for in this Indenture) solely as to all Notes under this Indenture when with respect to such Notes:

(a) either:

(i) all Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable whether on the Stated Maturity or on a Redemption Date by reasons of the making of a notice of redemption or otherwise, (ii) will become due and payable at the Stated Maturity within one year or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; provided that the Company has irrevocably deposited or caused to be deposited with the Trustee cash or non-callable U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire Indebtedness on the Notes theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the Stated Maturity or such Redemption Date together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company has paid all other sums payable with respect to the Notes under this Indenture by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with;

provided that, upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee or an agent of the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee or an agent of the Trustee on or prior to the redemption date; provided, further, that any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee under Section 4.05(a)(ii), the obligations of the Trustee under Section 4.08 and Section 6.06 shall survive such satisfaction and discharge, in each case, with respect to the Notes.

SECTION 4.06. Survival of Certain Obligations. Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Sections 4.01, 4.02, 4.04, or 4.05, the respective obligations of the Company and the Trustee for the Notes under Sections 3.03, 3.05, 3.09, 4.07, 4.08, 4.09, 4.10, and 5.08, Article VI, and Sections 7.01, 7.02, 10.02, 10.03, 10.04 and 10.05, shall survive with respect to Notes until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 4.07, 4.08, 4.09, and 4.10 shall survive. Nothing contained in this Article IV shall abrogate any of the obligations or duties of the Trustee under this Indenture.

SECTION 4.07. Acknowledgment of Discharge by Trustee. Subject to Section 4.10, after (i) the conditions of Section 4.04 or 4.05 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article IV.

SECTION 4.08. Application of Trust Moneys. All money and Government Obligations deposited with the Trustee pursuant to Section 4.04 or 4.05 in respect of the Notes shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 4.04 or 4.05 with respect to the Notes or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

SECTION 4.09. Repayment to the Company; Unclaimed Money. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company Order any cash or Government Obligations held by them at any time that are not required for the payment of the principal of (and premium, if any) and interest, if any, on the Notes of that series for which cash or Government Obligations have been deposited pursuant to Section 4.04 or 4.05.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trusts; and the Holder of the Note shall, thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may give written notice to the Holder of such Note in the manner set forth in Section 1.06, that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Company, as the case may be.

SECTION 4.10. Reinstatement. If the Trustee or Paying Agent is unable to apply any cash or Government Obligations, as applicable, in accordance with Section 4.02, 4.04 or 4.05 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.02, 4.04 or 4.05 until such time as the Trustee or Paying Agent is permitted to apply all such cash or Government Obligations in accordance with Section 4.02, 4.04 or 4.05; provided, however, that if the Company has made any payment of principal (and premium, if any) and interest, if any, on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Obligations, as applicable, held by the Trustee or Paying Agent.

ARTICLE V

Remedies

SECTION 5.01. Events of Default. An “Event of Default” is defined in this Indenture as the following:

(a) a default in the payment of interest on the Notes when due, continued for 30 days;

(b) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon mandatory redemption, upon required repurchase, upon declaration or otherwise;

(c) the failure by the Company to comply with its obligations under Article VIII or Section 11.11;

(d) the failure by the Company to comply for 60 days after notice with any of its obligations set forth in Section 10.15 (other than a failure to purchase the Notes), 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.16 (other than a failure to purchase the Notes), 10.17, 10.18, or 10.19;

(e) the failure by the Company to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in this Indenture;

(f) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $150.0 million;

(g) the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences proceedings to be adjudicated bankrupt or insolvent;

(ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(iv) makes a general assignment for the benefit of its creditors;

(h) any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $150.0 million, which is rendered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

(i) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under Section 5.01(d), (e) and (h) will not constitute an Event of Default until the Trustee or the holders of 25.0% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default (other than the bankruptcy provisions relating to the Company) occurs and is continuing, the trustee or the holders of at least 25.0% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable; provided, however, that no such declaration may occur with respect to any action taken, and publicly reported or reported to Holders, more than two years prior to such declaration. Upon such a declaration, such principal and interest shall be due and payable immediately.

Any notice of Default, notice of continuing Event of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of continuing Event of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more holders (each a “Directing Holder”) must be accompanied by a written representation from each Directing Holder to the Company and the Trustee that such Directing Holder is not (or, in the case such Directing Holder is DTC or its nominee, that such Directing Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which Position Representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Directing Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of DTC or its nominee.

If, following the delivery of a Noteholder Direction, but prior to the acceleration of the notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder providing such Noteholder Direction was, at any relevant time, in breach of its Position Representation and provides to the Trustee evidence that the Company has filed papers with a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default or Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Directing Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Directing Holder, the percentage of Notes held by the remaining Directing Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the foregoing paragraphs.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability or responsibility to the Company, any holder or any other Person in connection with any Noteholder Direction or to determine whether or not any holder has delivered a Position Representation or that such Position Representation conforms with this Indenture or any other agreement.

In the event of any Event of Default specified in Section 5.01(f), such Event of Default and all consequences thereof (including, without limitation, the declaration of acceleration of the Notes) will be annulled, waived and rescinded, automatically and without any action by the trustee or the holders of the notes, if within 20 days after such Event of Default arose the Company delivers an Officer’s Certificate to the trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, default, notice or action (as the case may be) giving rise to such Event of Default or (z) the default or acceleration that is the basis for such Event of Default has been cured or waived.

The Company shall deliver to the Trustee, within 30 days after knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under Section 5.01(f) or (h) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 5.01(d), (e) or (i), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.02. Acceleration of Maturity. (a)  If an Event of Default (other than specified in Section 5.01(g) with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25.0% in principal amount of the Outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

(b)  If an Event of Default pursuant to Section 5.01(g) relating to the Company occurs and is continuing, the principal of and interest on the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. At any time after a declaration of acceleration with respect to the Notes as set forth in Section 5.02(a), the Holders of a majority in principal amount of the Notes under this Indenture may rescind and cancel such declaration and its consequences:

(i)  if the rescission would not conflict with any judgment or decree;

(ii)  if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(iii)  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iv)  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(a) default is made in the payment of any interest upon any Notes when such interest becomes due and payable and such default continues for a period of 30 days; or

(b) default is made in the payment of the principal of (or premium, if any, on) any Note at its Maturity;

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal (and premium if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at a rate per annum equal to the rate borne by such Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding against the Company for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07) and of the Holders of Notes allowed in such judicial proceeding;

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(c) any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting Notes or the rights of any Holder thereof, or to authorize the Trustee for the Notes to vote in respect of the claim of any Holder in any such proceeding for the election of a trustee in bankruptcy or other person performing similar functions.

SECTION 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee for the Notes without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.07, be for the ratable benefit of the Holders of Notes in respect of which such judgment has been recovered.

SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due such Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid upon the Notes for principal of (and premium, if any) and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, if any, respectively; and

THIRD: The balance, if any, to the Company.

SECTION 5.07. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b) Holders of at least 25.0% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(c) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 5.08. Unconditional Right of Holders To Receive Principal (and Premium, If Any) and Interest, If Any. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Note on the Stated Maturity expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default with respect to the Notes shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Trustee or by the Holders, as the case may be.

SECTION 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that:

(a) such direction shall not be in conflict with any rule of law, regulation or fiscal requirements, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system or with this Indenture and could not involve the Trustee in personal liability; and

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or which the Trustee regards as necessary to comply with any applicable law, regulation or fiscal requirements, court order, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

The Trustee may refuse to follow any direction that conflicts with applicable law, this Indenture, the Notes or any Subsidiary Guarantee or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (provided that the Trustee shall have no affirmative duty to determine whether any such action is unduly prejudicial to the rights of any other Holder) or that would involve the Trustee in personal liability.

SECTION 5.13. Waiver of Past Defaults. Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except:

(a) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Notes; or

(b) a default with respect to a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee for the Notes, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Notes on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.15. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

SECTION 6.01. Certain Duties and Responsibilities. (a)  Except during the continuance of an Event of Default:

(i)  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)  In case an Event of Default with respect to the Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(i)  this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved (by a non-appealable final decision of a court of competent jurisdiction which is binding on the Trustee) that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders, determined as provided in this Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02. Notice of Defaults. Within 90 days after the occurrence of any default hereunder, the Trustee shall give to Holders, in the manner set forth in Section 1.06, notice of such default known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of such Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and delivered by mail, facsimile, email or other form of electronic communication;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Note, to the Trustee for authentication and delivery pursuant to Section 3.03 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel of its selection at the expense of the Company and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, discretion, consent, order, bond, debenture or other paper or document;

(g) the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it under this Indenture or for any loss or damage resulting from its action, sufferance or inaction except where such loss or damage is directly attributable to its own negligence or willful misconduct;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture; the Trustee shall have no duty to determine whether an Event of Default has occurred or is continuing;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, goodwill, reputation, business opportunity or anticipated savings) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(n) the Trustee shall not incur any liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, pandemics or epidemics, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility);

(o) notwithstanding any instruction received by the Trustee to the contrary, amounts shall only be paid with respect to the Notes to the extent that the Trustee has actually received the funds;

(p) notwithstanding any other provision of this Indenture, the Trustee shall be entitled to take any action or to refuse to take any action which the Trustee regards as necessary for the Trustee to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system;

(q) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or Opinion of Counsel, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(r) the Trustee may perform any duties hereunder either directly or by or through delegates, agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder; and

(s) the Trustee shall not be bound to make any investigation into the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture.

SECTION 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication thereof, shall be taken as the statements of the Company, as the case may be, and neither the Trustee, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes, and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

SECTION 6.05. May Hold Notes. The Trustee, any Authenticating Agent, Paying Agent, Security Registrar or any other agent of the Company, or such Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing, as the case may be.

SECTION 6.07. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee as the Company and the Trustee shall agree in writing from time to time such compensation in Dollars for all services rendered by it hereunder as shall be agreed upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or wilful misconduct; and

(c) to indemnify the Trustee and its officers, directors, employees, representatives and agents in Dollars for, and to hold them harmless against, any loss, damage, claims, liability or expense incurred without negligence or wilful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim, whether asserted by the Company or any Holder or any other Person, or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee for the Notes shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable U.S. federal or state bankruptcy, insolvency or other similar law.

The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

SECTION 6.08. [Reserved]

SECTION 6.09. Company Representation and Warranty. The Company has reasonably instituted and maintains policies and procedures designed to ensure continued compliance with the regulations administered by the U.S. Office of Foreign Assets Control.

SECTION 6.10. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be:

(a) a corporation or banking company organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by U.S. federal or state authority, or

(b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustee, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control of the Company shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article VI.

SECTION 6.11. Resignation and Removal; Appointment of Successor. (a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.12.

(b)  The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The costs and expenses (including attorneys fees and expenses) incurred by the Trustee in connection with such petition shall be paid by the Company.

(c)  The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to such Trustee and to the Company.

(d)  If at any time:

(i)  the Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Trustee and appoint a successor Trustee or (y) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall have not been appointed by the Company pursuant to this Section 6.11, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee. If no successor Trustee shall have been so appointed by the Company or the Holders or shall have accepted appointment in the manner required by Section 6.12, and if such Trustee to be replaced is still incapable of acting, any Holder who has been a bona fide Holder of a Note for at least six months, on behalf of itself and all others similarly situated, or the retiring Trustee, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.12. Acceptance of Appointment by Successor. (a)  Every such successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsection (a) of this Section, as the case may be.

(c)  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

SECTION 6.13. Merger, Conversion, Consolidation or Succession to Business. Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authenticating Agent, as the case may be, may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Notes.

SECTION 6.14. [Reserved]

SECTION 6.15. Authenticating Agents. At any time when any of the Notes remain Outstanding, the Trustee may, subject to its sole discretion, appoint one or more Authenticating Agents, which may include the Company or any Affiliate of the Company, with power to act on the Trustee’s behalf and subject to its discretion in the authentication and delivery of Notes in connection with transfers and exchanges under Sections 3.05 and 11.07 as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by an Authenticating Agent for such Notes pursuant to this Section shall be deemed to be authentication and delivery of such Notes “by the Trustee”. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by U.S. federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company in the manner set forth in Section 1.05. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall give written notice of such appointment to all Holders of Notes in the manner set forth in Section 1.06. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to the Notes is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form:

“This is one of the Notes designated therein described in the within-mentioned Indenture.

HSBC Bank USA, National Association,
as Trustee

By	By
As Authenticating Agent		As Authenticating Agent”

ARTICLE VII

Holders’ Lists and Reports by Trustee and the Company

SECTION 7.01. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee, (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as such Trustee may reasonably require, containing all the information in the possession or control of the Company or any of its Paying Agents other than such Trustee as to the names and addresses of the Holders as of such dates, and (b) at such other times as such Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that in the case of clauses (a) and (b), if and so long as the Trustee shall be the Security Registrar, any such list shall exclude names and addresses received by such Trustee in its capacity as Security Registrar, and such list shall not be required to be furnished.

SECTION 7.02. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act (as if the provisions of the Trust Indenture Act applied to this Indenture).

Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company nor the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to this Article VII.

ARTICLE VIII

Consolidation, Merger, Conveyance or Transfer

SECTION 8.01. Company May Consolidate, Etc., Only on Certain Terms. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

(a) the resulting, surviving or transferee Person shall be the Company or, if not the Company, shall be a corporation, partnership, limited liability company or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and this Indenture (and the Subsidiary Guarantees, if applicable, shall be confirmed as applying to such Person’s obligations);

(b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Incurred by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(c) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of Indebtedness pursuant to Section 10.13(a) or the Consolidated Cash Flow Coverage Ratio of the resulting, surviving or transferee Person would be greater than immediately prior to such transaction; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from its obligations under the Notes.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company’s interest in which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 8.02. Successor Person Substituted. Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Notes and, in the event of any such consolidation, merger, conveyance, transfer or lease, the Company as the predecessor Person may thereupon or at any time thereafter be dissolved, wound up, or liquidated.

SECTION 8.03. Subsidiaries May Consolidate, Etc., Only on Certain Terms. The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(a) the resulting, surviving or transferee Person shall be the Company or a Subsidiary Guarantor or, if not the Company or such a Subsidiary Guarantor, shall be a corporation, partnership, limited liability company or other entity organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any state thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(b) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(c) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with this Indenture.

The provisions of Section 8.03(a), (b) and (c) shall not apply to any one or more transactions which constitute (a) an Asset Disposition subject to the applicable provisions of Section 10.16 or (b) the grant of any Lien on the assets of a Restricted Subsidiary, which Lien is otherwise permitted by the terms of this Indenture, or any conveyance or transfer of such assets resulting from an exercise of remedies in respect of any such Lien.

Notwithstanding the foregoing, (i) the Company may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor, (ii) the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America or the District of Columbia, (iii) a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, the Company or any other Subsidiary Guarantor, (iv) a Subsidiary Guarantor may convey, transfer or otherwise dispose of receivables and related assets of the type specified in the definition of “Receivables Financing” in connection with a Qualified Receivables Financing or assets of the type specified in the definition of “Equipment Securitization Transaction” in connection with a Qualified Equipment Financing and (v) any Subsidiary Guarantor may convert into a corporation, partnership, limited liability company or similar entity or a trust organized under the laws of the jurisdiction of organization of such Subsidiary Guarantor.

ARTICLE IX

Supplemental Indentures

SECTION 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of the Notes, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to such Trustee, for any of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency or to effect any provision of this Indenture (including the release of any Subsidiary Guarantor in accordance with the terms of this Indenture);

(b) to provide for (x) the assumption by a Successor Company of the obligations of the Company under this Indenture or (y) the assumption by a successor guarantor of the obligations of a Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee as contemplated by Article VIII;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to add guarantees with respect to the Notes or to secure the Notes;

(e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f) to make any change that does not adversely affect the rights of any Holder in any material respect;

(g) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(h) to conform any non-conforming language or defined terms in the text of this Indenture or any Notes to any provision of the Description of Notes so that such provision reflects a verbatim recitation of a provision of such Description of Notes;

(i) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes; provided, however, that any such action shall not adversely affect the interests of the Holders of the Notes in any material respect;

(j) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee, as Trustee, and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, pursuant to the requirements thereunder;

(k) to provide for the issuance of Additional Notes permitted to be Incurred under this Indenture;

(l) to comply with the rules of any applicable securities depositary;

(m) to provide for the issuance of exchange notes or private exchange notes;

(n) to comply with the covenant relating to mergers, consolidations and sales of assets;

(o) to add or release a Guarantee with respect to the Notes in accordance with the terms of this Indenture and comply with the provisions described under Section 10.19 and/or Article XII (it being understood that such a release does not require a supplemental indenture);

(p) to provide for the succession of any parties to this Indenture;

(q) to provide for a reduction in the minimum denominations of the Notes; or

(r) to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that (a) compliance with this Indenture as so amended may not result in the Notes being transferred in violation of the Securities Act or any applicable securities laws and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

SECTION 9.02. Supplemental Indentures With Consent of Holders. Except as provided below in this Section 9.02, this Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then Outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the Notes or an issuance of Additional Notes) and, subject to Sections 5.08 and 5.13, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture may also be waived with the consent of the Holders of a majority in principal amount of the Notes then Outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the Notes or an issuance of Additional Notes).

Notwithstanding the foregoing, without the consent of each Holder of an Outstanding Note affected thereby, no amendment may:

(a) reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(b) reduce the rate of or extend the time for payment of interest on any Note;

(c) reduce the principal of or extend the Stated Maturity of any Note;

(d) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as set forth in Sections 11.08 and 11.09 or, after the occurrence of a Change of Control, alter the provisions (including definitions) set forth in Section 10.15 in a manner adverse to the Holders;

(e) make any Note payable in money or payable in a place other than that stated in the Note;

(f) impair the right of any holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(h) make any change in the ranking of the Notes as Senior Indebtedness that would adversely affect the Holders in any material respect;

(i) make any change in any Subsidiary Guarantee that would adversely affect the Holders in any material respect; or

(j) alter Section 11.11 (other than with respect to an extension of the Special Mandatory Redemption Outside Date).

It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof. For the avoidance of doubt, no amendment to, or deletion of, any of the covenants set forth in Sections 10.10 through 10.20 shall be deemed to impair or affect any rights of Holders of Notes to receive payment of, or premium, if any, or interest on, the Notes on or after the due dates therefor

After an amendment under this Indenture becomes effective, the Company is required to deliver to Holders, in the manner set forth in Section 1.06, a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel and an Officer’s Certificate, each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects such Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise. Notwithstanding the forgoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplemental indenture adding a new Subsidiary Guarantor under this Indenture.

SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion the Board of Directors of the Company, to any such supplemental indenture may be prepared and executed by the Company and such Notes may be authenticated and delivered by such Trustee in exchange for Outstanding Notes.

ARTICLE X

Covenants

SECTION 10.01. Payment of Principal (and Premium, If Any) and Interest, If Any. The Company agrees that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, in accordance with the terms of the Notes, and this Indenture. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or an Affiliate thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

SECTION 10.02. Maintenance of Office or Agency. The Company will maintain in the Place of Payment an office or agency where the Notes may be presented or surrendered for payment, an office or agency where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations (to the extent permitted by law), and surrenders of Notes may be made and notices and demands may be made or served at the Corporate Trust Office of such Trustee.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Notes may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purpose. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such office or agency. The Company hereby designates as a Place of Payment for the Notes the office or agency of the Company in the Borough of Manhattan, the City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 10.03. Money for Notes Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee for of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with such Trustee, subject to the provisions of this Section, that such Paying Agent will:

(i)  hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii)  give such Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (or premium, if any) and interest, if any; and

(iii)  at any time during the continuation of any such default, upon the written request of the Trustee, forthwith pay to such Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

SECTION 10.04. Statements as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company stating that:

(a) a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and

(b) to the knowledge of such officer, based on such review, the Company is in compliance with all conditions and covenants under this Indenture.

For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

SECTION 10.05. Corporate Existence. Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any right if an Officer (evidenced by an Officer’s Certificate) or the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company.

SECTION 10.06. [Reserved]

SECTION 10.07. [Reserved]

SECTION 10.08. Statement by Officers as to Default. The Company shall deliver to the Trustee, within five Business Days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or event and the action which the Company proposes to take with respect thereto.

SECTION 10.09. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the Notes are outstanding, the Company shall furnish to the Holders or post on its website or file with the SEC for public availability:

(a) within 90 days after the end of each fiscal year (or such other period then in effect under the rules and regulations promulgated under the Exchange Act with respect to the filing of an Annual Report on Form 10-K by a non-accelerated filer), an annual report as would be required to be filed with the SEC on Form 10-K if the Company were required to file such reports;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such other period then in effect under the rules and regulations promulgated under the Exchange Act with respect to the filing of a Quarterly Report on Form 10-Q by a non-accelerated filer), a quarterly report as would be required to be filed with the SEC on Form 10-Q if the Company were required to file such reports; and

(c) as soon as practicable (and in any event no later than five days after the period then in effect under the rules and regulations promulgated under the Exchange Act with respect to the filing of a Current Report on Form 8-K) after the occurrence of an event required to be therein reported, a current report as would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports;

provided, however, that, if the last day of any such period is not a Business Day, such report shall be due on the next succeeding Business Day. All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the SEC applicable to such reports, except that such reports (a) will not be required to include separate financial information that would be required by Rules 3-10 and 3-16 of Regulation S-X under the Securities Act and (b) will not be subject to the Trust Indenture Act.

The Company or any direct or indirect parent company of the Company shall maintain a public or non-public website on which Holders, prospective investors and securities analysts are given access to the annual and quarterly financial information described above. If the website containing the financial reports is not available to the public, the Company or any direct or indirect parent company of the Company shall direct Holders, prospective investors and securities analysts on its publicly available website to contact the Company to obtain access to the nonpublic website.

If any direct or indirect parent company of the Company guarantees the Notes on terms substantially similar to those applicable to Subsidiary Guarantees and files reports with the SEC in accordance with Section 13 of 15(d) of the Exchange Act, whether voluntarily or otherwise, in compliance with the filing periods specified in the first paragraph of this Section 10.09, then the Company shall be deemed to comply with this Section 10.09. For the avoidance of doubt, such reports need not include separate financial information required by Rules 3-10 and 3-16 of Regulation S-X under the Securities Act.

In addition, to the extent not satisfied by the foregoing, the Company hereby agrees, for so long as any Notes are outstanding, it shall furnish to Holders, securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 5.01(d) until 120 days after the date any report hereunder is due, and failure to comply with this Section 10.09 shall be automatically cured when the Company or its direct or indirect parent company provides all required reports to the Holders or files all required reports with the SEC.

SECTION 10.10. Limitation on Restricted Payments. (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock in their capacities as such (except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividends or distributions has any stockholders other than the Company or another Restricted Subsidiary, to such stockholders on no more than a pro rata basis, measured by value)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate of the Company, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) or (iv) make any Restricted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(i)  an Event of Default shall have occurred and be continuing (or would result therefrom); or

(ii)  the Company would not be permitted to issue an additional $1.00 of Indebtedness pursuant to Section 10.13(a) after giving pro forma effect to such Restricted Payment; or

(iii)  the aggregate amount of such Restricted Payment and all other Restricted Payments since March 31, 1998 would exceed the sum of, without duplication:

(A) 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the first full fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100.0% of such deficit) plus

(B) 100.0% of the aggregate net cash proceeds received by the Company and the fair market value, as determined in good faith by the Company, of marketable securities or other assets (including businesses and Capital Stock) received by the Company from (x) the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) and (y) the issue or sale (other than an issuance or sale to a Subsidiary or an employee stock ownership plan or similar trust in the benefit of employees) after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged in accordance with their terms for Capital Stock of the Company (other than Disqualified Stock), in each case to the extent such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary or to make any Investment pursuant to clause (8) of the definition of “Permitted Investment,” plus

(C) 100.0% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Reference Date (other than any contribution made by a Restricted Subsidiary), plus

(D) to the extent not already included in Consolidated Net Income, 100.0% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Reference Date by means of:

(1) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of, or other returns on Investments from, Investments (excluding Permitted Investments) made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Investments (excluding Permitted Investments) from the Company or any Restricted Subsidiary and repayments to the Company or a Restricted Subsidiary of loans or advances that constitute Investments (excluding Permitted Investments); or

(2) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (vi) or (xiii) of paragraph (b) below or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus; provided that the foregoing amounts in clause (1) and (2) shall not exceed, in the case of any such Investment or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in respect of such Investment or Unrestricted Subsidiary; and

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Reference Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith, not to exceed the amount of the Restricted Payment associated with the initial designation of such Subsidiary as an Unrestricted Subsidiary, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (vi) or (xiii) of paragraph (b) below or to the extent such Investment constituted a Permitted Investment.

(b)  The foregoing provisions shall not prohibit:

(i)  any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale or issuance of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan);

(ii)  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividend shall be deducted in the calculation of the amount of Restricted Payments available to be made referred to in Section 10.10(a)(iii);

(iii)  the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of any repurchases pursuant to this Section 10.10(b)(iii) and any purchases pursuant to Section 10.10(b)(iv) shall not exceed $50.0 million per year (with unused amounts in any calendar year being carried over to the next one succeeding calendar year);

(iv)  provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, the purchase by the Company of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of the Company approved by the Board of Directors; provided, however, that the aggregate amount of any purchases pursuant to this Section 10.10(b)(iv) and any repurchases pursuant to Section 10.10(b)(iii) shall not exceed $125.0 million per year (with unused amounts in any calendar year being carried over to the next one succeeding calendar year);

(v)  the redemption, purchase, retirement or other payoff of any Subordinated Obligations with the proceeds of any Indebtedness permitted to be incurred pursuant to the terms of Section 10.13(a) or Refinancing Indebtedness permitted to be incurred pursuant to the terms of Section 10.13(b)(vi);

(vi)  provided that no Default or Event of Default shall have occurred or be continuing at the time of such payment or after giving effect thereto, other Restricted Payments in an aggregate amount not to exceed the greater of (A) $200.0 million and (B) 5.0% of Consolidated Tangible Assets as of the date of such Restricted Payment;

(vii)  repurchases of Capital Stock deemed to occur upon netting for tax purposes or upon exercise of stock options, restricted stock or warrants if such Capital Stock represents a portion of the exercise price of such options, stock or warrants;

(viii)  distributions or payments of (A) Receivables Fees and purchases of receivables and related assets of the type specified in the definition of “Receivables Financing” pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing or (B) Equipment Fees and purchases of assets of the type described under the definition of “Equipment Securitization Transaction” and related assets pursuant to an Equipment Repurchase Obligation in connection with a Qualified Equipment Financing;

(ix)  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and Cash Equivalents);

(x)  cash payments, or dividends, distributions or advances by the Company or any Restricted Subsidiary to allow any such entity to make payments in cash, in lieu of the issuance of fractional shares upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or any Restricted Subsidiary;

(xi)  the declaration and payment of dividends and distributions to holders of Preferred Stock of the Company or Disqualified Stock of the Company Incurred in accordance with Section 10.13 to the extent such dividends are included in the definition of Consolidated Interest Expense;

(xii)  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations in accordance with provisions similar to those set forth under Section 10.15 and Section 10.16; provided, however, that, prior to such repurchase, redemption, acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) shall have made a Change of Control offer or Asset Disposition offer, as the case may be, with respect to the Notes and shall have repurchased, redeemed, acquired or retired for value all Notes validly tendered and not withdrawn in connection with such Change of Control offer or Asset Disposition offer;

(xiii)  Investments in Unrestricted Subsidiaries: provided, however, that at the time of any such Investment and immediately after giving effect thereto (A) the Fair Market Value of such Investment, taken together with the aggregate Fair Market Value of all other Investments made pursuant to this Section 10.10(b)(xiii) and clause (13)(A) of the definition of “Permitted Investments” that are at that time outstanding, does not exceed the greater of (x) $465.0 million and (y) 13.0% of Consolidated Tangible Assets as of the date of such Investment (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value) or (B) the Consolidated Total Net Debt Ratio is less than or equal to 3.75 to 1.00;

(xiv)  the redemption, repurchase, acquisition or retirement of Capital Stock in any Restricted Subsidiary;

(xv)  purchases of shares of, or options to purchase shares of, Capital Stock of the Company in the open market to satisfy the Company’s obligations under any of its 401(k) plans, employee stock purchase plans or deferred compensation plans;

(xvi)  [reserved]; and

(xvii)  other Restricted Payments, so long as the Consolidated Total Net Debt Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is no greater than 3.50 to 1.00.

In determining whether any Restricted Payment is permitted by this Section 10.10, the Company and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories described in Section 10.10(b)(i) through (b)(xvii) or among such categories and the types of Restricted Payments described in Section 10.10(a) (including categorization in whole or in part as a Permitted Investment); provided that, at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 10.10 and provided further that the Company and its Restricted Subsidiaries may, consistent with the terms of this Section 10.10, reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 10.10 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only this Section 10.10 to which such Restricted Payment or Permitted Investment has been reclassified. For purposes of determining when a Restricted Payment is made in respect of a keepwell or other comfort letter arrangement or agreement by the Company or any Restricted Subsidiary for the benefit of an Unrestricted Subsidiary, such Restricted Payment shall be deemed made at such time as the amount of the obligation of the Company or such Restricted Subsidiary is quantifiable.

SECTION 10.11. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits to the Company or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or a Restricted Subsidiary, (b) make any loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(a) the Credit Agreement or any other agreement or instrument as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided, however, that such amendments, restatements, renewals, replacements or refinancings are no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement or such agreement (or, if more restrictive, than those contained in this Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing;

(b) applicable law or any applicable rule, regulation or order;

(c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person;

(d) by reason of customary non-assignment provisions in leases or other agreements entered into the ordinary course of business and consistent with past practices;

(e) Finance Lease Obligations and Purchase Money Indebtedness that only impose restrictions on the property so acquired;

(f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under Section 10.16;

(g) Refinancing Indebtedness permitted under this Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more materially restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing;

(h) customary provisions in joint venture agreements, sale-leaseback agreements, partnership agreements, limited liability company operating agreements and other similar agreements;

(i) any encumbrance or restriction of (A) a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary or (B) an Equipment Subsidiary effected in connection with a Qualified Equipment Financing; provided, however, that such restrictions apply only to such Equipment Subsidiary;

(j) any Restricted Payment not prohibited by Section 10.10 and any Permitted Investment;

(k) Indebtedness secured by a Lien otherwise permitted to be Incurred pursuant to Section 10.13 and Section 10.17 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(l) any agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date by Section 10.13 (A) if the encumbrance and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in this Indenture or the Credit Agreement in effect as of the Issue Date (as determined in good faith by the Company) or (B) the Company determines that such encumbrance or restriction will not materially affect the Company’s ability to make principal and interest payments on the Notes as and when they become due or (C) such encumbrance or restriction applies only if a default occurs in respect of a payment or a financial covenant relating to such Indebtedness;

(m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; or

(n) any encumbrances or restrictions of the type referred to in Section 10.11(a), (b) and (c) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Section 10.11(a) through (m); provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with past practice, nor (b) Liens permitted under this Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreements or assets, as the case may be.

SECTION 10.12. Limitation on Affiliate Transactions. (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions involving an amount in excess of $25.0 million (including the purchase, sale, lease or exchange of any asset or property or the rendering of any service) with any Affiliate of the Company (other than any employee stock ownership plan for the benefit of the Company’s or a Restricted Subsidiary’s employees) unless the terms of such business, transaction or series of transactions are:

(i)  not materially less favorable to the Company or such Restricted Subsidiary taken as a whole than terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms length dealings with an unrelated third Person; and

(ii)  if such business, transaction or series of similar transactions involves an amount in excess of $50.0 million, the terms of such business, transaction or series of similar transactions shall be in writing and a majority of the disinterested members of the Board of Directors shall have, by resolution, determined in good faith that such business or transaction or series of transactions meets the criteria set forth in (i) above.

(b)  The provisions of Section 10.12(a) shall not apply to:

(i)  any Restricted Payment permitted to be made pursuant to Section 10.10, any payment or transaction specifically excepted from the definition of Restricted Payment or any Permitted Investment;

(ii)  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans entered into in the ordinary course of business and approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(iii)  the grant of stock options or similar rights to employees and directors pursuant to plans approved by a majority of the entire Board of Directors or by a majority of the disinterested members of the Board of Directors or a majority of the entire board of directors or a majority of the disinterested members of the board of directors of the relevant Restricted Subsidiary;

(iv)  loans or advances to officers, directors or employees in the ordinary course of business;

(v)  the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

(vi)  any business transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between Restricted Subsidiaries;

(vii)  indemnification or insurance provided to officers or directors of the Company or any Subsidiary approved in good faith by the Board of Directors (or a committee thereof);

(viii)  payment of compensation and benefits to directors, officers and employees of the Company and its Subsidiaries approved in good faith by the Board of Directors (or a committee thereof);

(ix)  the purchase of or the payment of Indebtedness of or monies owed by the Company or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business;

(x)  the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(xi)  any transactions, arrangements or agreements effected as part of a Qualified Receivables Financing or a Qualified Equipment Financing;

(xii)  intercompany transactions, arrangements or agreements in effect on the Issue Date;

(xiii)  transactions with joint ventures, Unrestricted Subsidiaries or other Affiliates entered into in the ordinary course of business or where the Affiliate relationship arises by virtue of its equity ownership interest;

(xiv)  the payment of premiums, receipt of proceeds and other finance-related transactions in each case on terms customary for such transactions between the Company or any Restricted Subsidiary of the Company and any Affiliate of the Company that is a “captive finance” entity whose primary business is providing financing to customers of the Company or any Restricted Subsidiary;

(xv)  transactions in which the Company or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from a nationally recognized independent investment banking firm, accounting firm or appraisal firm with experience in evaluating the terms and conditions of such type of business or transactions stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; and

(xvi)  pledges of Capital Stock of Unrestricted Subsidiaries.

SECTION 10.13. Limitation on Indebtedness and Preferred Stock. (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), and shall not permit any Restricted Subsidiary to issue Preferred Stock; provided that the Company may Incur Indebtedness (including Acquired Indebtedness), and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) and issue Preferred Stock if, on the date of such Incurrence, and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would occur and (ii) the Consolidated Cash Flow Coverage Ratio for the most recently ended four full fiscal quarters for which financial information is available to holders immediately preceding the date on which such additional Indebtedness is Incurred would have exceeded 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)  Section 10.13(a) shall not apply to:

(i)  Indebtedness Incurred pursuant to a Credit Facility in an aggregate outstanding principal amount not to exceed (A) the greater of (1) $2,050.0 million at any time outstanding and (2) the sum of (x) 80.0% of the consolidated book value of the net accounts receivable of the Company and its Restricted Subsidiaries and (y) 50.0% of the consolidated book value of the inventory of the Company and its Restricted Subsidiaries, in each case determined on a pro forma basis in accordance with GAAP, plus (B) the greater of (i) $925.0 million and (ii) 100.0% of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are internally available, plus (C) an additional amount such that, on a pro forma basis after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, the Consolidated Senior Secured Net Debt Ratio (before giving effect to any amount incurred simultaneously under clause (A) above) (i) would be less than or equal to 2.75 to 1.00 or (ii) if Incurred in connection with any acquisition or similar Investment permitted hereunder, would be less than or equal to the Consolidated Senior Secured Net Debt Ratio as of the last day of the most recently ended four full fiscal quarters for which financial statements are internally available; provided that for purposes of determining the amount of Indebtedness that may be Incurred under this clause (i), all Indebtedness Incurred under this clause (i) (whether secured or unsecured) shall be included in the numerator used in the calculation of the Consolidated Senior Secured Net Debt Ratio;

(ii)  Indebtedness of the Company owed to and held by a Restricted Subsidiary or Indebtedness or Preferred Stock of a Restricted Subsidiary issued to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Restricted Subsidiary, or (B) any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness or Preferred Stock by the issuer thereof;

(iii)  the Notes (other than Additional Notes);

(iv)  Acquired Indebtedness or any Indebtedness incurred to finance acquisitions; provided, however, that after giving effect to such Incurrence and merger, consolidation or acquisition, if more than the greater of (x) $280.0 million and 8.0% of Consolidated Tangible Assets of Acquired Indebtedness or Indebtedness Incurred to finance acquisitions is at any time outstanding under this clause (iv): (A) the Company could incur $1.00 of Indebtedness pursuant to paragraph (a) above, (B) the Consolidated Cash Flow Coverage Ratio of the Company would be greater than immediately prior to such merger, consolidation or acquisition of assets giving rise to the Incurrence of such Indebtedness or (C) the Consolidated Total Net Debt Ratio would be less than or equal to 3.75 to 1.00;

(v)  Indebtedness or, in the case of a Restricted Subsidiary, Preferred Stock (other than Indebtedness (or, in the case of a Restricted Subsidiary, Preferred Stock) described in clause (i), (ii), or (iii) above) outstanding on the Issue Date (including the Existing Notes and the Guarantees in respect of the Existing Notes);

(vi)  any Refinancing Indebtedness in respect of Indebtedness (or, in the case of a Restricted Subsidiary, Preferred Stock) Incurred pursuant to paragraph (a) or referred to in clause (iii), (iv) or (v) or this clause (vi) of this paragraph (b);

(vii)  Obligations of the Company or a Restricted Subsidiary pursuant to (A) Interest Rate Protection Agreements in respect of Indebtedness of the Company or such Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding to the extent the notional principal amount of such obligation does not exceed the aggregate principal amount of the Indebtedness to which such Interest Rate Protection Agreements relate, (B) Currency Agreement Obligations in respect of foreign exchange exposures of the Company or such Restricted Subsidiary and (C) commodity agreements of the Company or such Restricted Subsidiary to the extent designed to protect the Company or such Restricted Subsidiary from fluctuations in the prices of raw materials used in its business;

(viii)  Indebtedness of the Company or any Restricted Subsidiary consisting of Obligations in respect of indemnification, purchase price adjustments, earnouts or similar obligations Incurred or assumed, in each case, in connection with the acquisition or disposition of assets by the Company or any Restricted Subsidiary permitted under this Indenture;

(ix)  Finance Lease Obligations, mortgage financings, Purchase Money Indebtedness and Acquired Indebtedness; provided, however, that at the time of such Incurrence, creation or assumption and immediately after giving effect thereto the aggregate principal amount of Finance Lease Obligations, mortgage financings, Purchase Money Indebtedness and Acquired Indebtedness Incurred, created or assumed pursuant to this clause (ix) does not exceed the sum of (A) the greater of (x) $280.0 million and (y) 8.0% of Consolidated Tangible Assets as of the date of such Incurrence, creation or assumption and (B) Indebtedness in an amount such that Consolidated Total Net Debt Ratio is equal to 3.75 to 1.00;

(x)  performance bonds, appeal and surety bonds, completion guarantees, insurance obligations or bonds and other similar bonds or obligations incurred by the Company or a Restricted Subsidiary in the ordinary course of business consistent with past practice;

(xi)  (A) Indebtedness in respect of Retained Recourse Equipment Loans so long as the Retained Recourse Amount does not exceed $1,000.0 million at any time and (B) Floor Plan Guarantees;

(xii)  Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

(xiii)  Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to one or more collateral agents under Credit Facilities mortgagee title insurance policies;

(xiv)  other Indebtedness and Preferred Stock; provided, however, that at the time of such Incurrence, creation or assumption and immediately after giving effect thereto (A) the aggregate principal amount or liquidation preference, as applicable, of such other Indebtedness and Preferred Stock of the Company and its Restricted Subsidiaries Incurred, created or assumed pursuant to this clause (xiv) and then outstanding does not exceed the greater of (x) $695.0 million and (y) 19.0% of Consolidated Tangible Assets as of the date of such Incurrence, creation or assumption or (B) the Consolidated Total Net Debt Ratio is less than or equal to 3.75 to 1.00;

(xv)  Indebtedness of Foreign Subsidiaries of the Company (A) in an amount not to exceed at any one time outstanding and together with any other Indebtedness Incurred under this clause (xv) the greater of (x) $695.0 million and (y) 19.0% of Consolidated Tangible Assets of Foreign Subsidiaries or (B) Incurred to finance working capital or for other operational purposes of such Foreign Subsidiary, including capital expenditures and acquisitions;

(xvi)  Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xvii)  Indebtedness consisting of (A) financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii)  the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or any other Restricted Subsidiary that was permitted to be Incurred by another provision of this Section 10.13; provided, however, that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof Incurred pursuant to this Section 10.13(b)(xviii) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(xix)  Indebtedness Incurred by the Company or any Restricted Subsidiary (x) in respect of any bankers’ acceptance, bank guarantees, discounted bill of exchange or the discounting or factoring of receivables, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business and (y) constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, leases, litigation and appeals thereof, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, environmental and other permits or licenses from governmental authorities and other letters of credit in connection with transactions in the ordinary course of business; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(xx)  Indebtedness Incurred by an Equipment Subsidiary in a Qualified Equipment Financing that is not with recourse to the Company or any Restricted Subsidiary other than an Equipment Subsidiary (except for Standard Securitization Undertakings);

(xxi)  Indebtedness arising from (i) Bank Products and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that in the case of this clause (ii) such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xxii)  guarantees (a) Incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under this Indenture;

(xxiii)  Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Stock of the Company or any direct or indirect parent company of the Company to the extent described in Section 10.10(b)(iii); provided, however, such Indebtedness incurred pursuant to this clause (xxiii) is subordinated in right of payment to the Company’s Obligations with respect to this Indenture;

(xxiv)  Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(xxv)  customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; and

(xxvi)  Cash Management Services Incurred not for speculative purposes.

(c)  Except to the extent that such Indebtedness is permitted to be Incurred pursuant to Section 10.13(a), the Company shall not Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations, unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

(d)  For purposes of determining compliance with this Section 10.13, in the event that an item of Indebtedness meets the criteria of more than one of the types of permitted Indebtedness set forth in Section 10.13(b)(i) through (b)(xxvi) or is entitled to be Incurred pursuant to Section 10.13(a), the Company, in its sole discretion, will be entitled to classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness or Preferred Stock (or any portion thereof) in any manner that complies with this Section 10.13; provided, however, that all Indebtedness under the Credit Agreement outstanding on the Issue Date and the Acquisition Closing Date shall be deemed to have been Incurred pursuant to Section 10.13(b)(i) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness under the Credit Agreement. The Company shall be required to include the amount and type of any Indebtedness or Preferred Stock (or any portion thereof) in one or more of clauses (i) through (xxvi) of Section 10.13(b). At the time of Incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 10.13(a) and (b) without giving pro forma effect to the Incurrence on the same date of any Indebtedness pursuant to Section 10.13(b) when calculating the amount of Indebtedness that may be Incurred pursuant to Section 10.13(a). To the extent any item of Indebtedness that is Guaranteed or secured by a Lien is reclassified, each of the Incurrence of the Indebtedness upon reclassification, the Incurrence of the Guarantee of such Indebtedness upon reclassification and the Incurrence of the Lien upon reclassification must be permitted under this Indenture in order for the Company to make such reclassification.

(e)  For purposes of determining amounts of Indebtedness under Section 10.13, Indebtedness resulting from security interests granted with respect to Indebtedness otherwise included in the determination of Indebtedness, and Guarantees (and security interests with respect thereof) of, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of Indebtedness shall not be included in the determination of Indebtedness.

(f)  Indebtedness of any Person that is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred at the time such Person becomes such a Restricted Subsidiary of the Company or merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

(g)  For purposes of determining compliance with this Section 10.13, the Incurrence of Indebtedness with respect to keepwell or other comfort letter arrangements or agreements given by the Company for the benefit of Unrestricted Subsidiaries shall be deemed to be an Incurrence of Indebtedness at such time as the amount of the obligation of the Company thereunder is quantifiable.

(h)  The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or Preferred Stock will not be deemed to be an Incurrence of Indebtedness or Preferred Stock for purposes of this Section 10.13.

(i)  For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or incurred (whichever yields the lowest U.S. dollar-equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased. The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

(j)  In connection with the Incurrence of any commitment relating to the Incurrence or issuance of Indebtedness or Preferred Stock under this Section 10.13 (including revolving credit Indebtedness) and the granting of any Lien to secure such Indebtedness, the Company or applicable Restricted Subsidiary may designate such Incurrence and the granting of any Lien securing the same as having occurred on the date of first Incurrence of such commitment (such date, the “Deemed Date”) and, if the Incurrence of such commitment and the granting of any Lien securing the same would be permitted under this Section 10.13 and Section 10.17, as applicable, as of such Deemed Date in reliance on a financial ratio-based exception or basket, such committed amount may thereafter be Incurred (and, in the case of commitments of a revolving nature, reborrowed), in whole or in part, from time to time, and such Liens may be granted without any further testing of such financial ratio; provided, that all calculations under this Indenture on and after the Deemed Date until the termination of such commitment shall be made on a pro forma basis to give effect to the deemed Incurrence or issuance of the full amount of such commitment and the granting of any such Lien, as applicable.

SECTION 10.14. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary, to enter into any Sale/Leaseback Transaction with respect to any property unless: (1) the Company or such Restricted Subsidiary would be entitled to (A) other than during the continuance of a Suspension Period, Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 10.13 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 10.17; provided, however, that whether or not the Company or any Restricted Subsidiary could create such a Lien as set forth in Section 10.14(1)(B), and in addition to any Permitted Liens, the Company or any Restricted Subsidiary shall be entitled to create Liens to secure Attributable Debt in respect of Sale/Leaseback Transactions in an aggregate principal amount at any one given time outstanding that does not exceed 2.0% of Consolidated Tangible Assets as of the date of such Incurrence without equally and ratably securing the Notes; (2) the gross proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value of such property; and (3) to the extent that such Sale/Leaseback Transaction involves an Asset Disposition, the Company or any Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 10.16.

SECTION 10.15. Change of Control. (a)  Upon a Change of Control, each Holder shall have the right to require the Company repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date).

(b)  Not later than 15 Business Days following any Change of Control, except to the extent we have elected to redeem the Notes as described under Section 11.08, the Company shall send electronically or by mail a notice to the Trustee and each Holder (or otherwise provide notice to each Holder in accordance with the procedures of the Depositary, with a copy to the Trustee) stating:

(i)  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date);

(ii)  the circumstances and relevant facts regarding such Change of Control;

(iii)  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent, except in the case of a conditional Change of Control offer made in advance of a Change of Control as described below);

(iv)  if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control offer is conditional on the occurrence of such Change of Control; and

(v)  the instructions determined by the Company, consistent with this Section 10.15, that a Holder must follow in order to have its Notes purchased.

(c)  Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than 3:00 p.m. New York City time two Business Days prior to the date required for participation, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

(d)  On the purchase date, all Notes purchased by the Company under this Section 10.15 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)  At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate, upon which the Trustee may conclusively rely, stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 10.15. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers in accordance with the procedures of the Depositary payment therefor to the surrendering Holder.

(f)  The Company shall comply in all material respects, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 10.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.15 by virtue of the Company’s compliance thereof.

(g)  The Company may make a Change of Control offer in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control offer and the Change of Control payment date may be extended automatically until such Change of Control occurs.

(h)  The Company shall not be required to make a Change of Control offer following a Change of Control if (1) a third party (including any of the Company’s Restricted Subsidiaries) makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control offer, or (2) a notice of redemption has previously been given for all of the Notes pursuant to this Indenture as described above under Section 11.08 (which is or has become unconditional) unless and until there is a default in the payment of the applicable redemption price.

SECTION 10.16. Limitation on Sales of Assets and Subsidiary Stock. (a)  The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(i)  The Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75.0% of the consideration thereof received, together with all other Asset Dispositions since the Reference Date (on a cumulative basis), by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that in the case of an Asset Disposition (x) involving the disposition of non-core assets (as determined by the Company in its good faith judgment) acquired as part of any acquisition after the Issue Date or (y) for aggregate consideration of less than $100.0 million, only 50.0% of the consideration therefor must be in the form of cash or Cash Equivalents; provided further that:

(A) any promissory notes, securities or other obligations or amounts received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 360 days of the receipt thereof (to the extent of the cash received) shall be deemed to be cash solely for purposes of this Section 10.16(a)(i), and

(B) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this Section 10.16(a)(i)(B) that is at that time outstanding, not to exceed the greater of (x) $225.0 million and (y) 6.0% of Consolidated Tangible Assets at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash solely for purposes of this Section 10.16(a)(i); and

(ii)  an amount equal to 100.0% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be), at its option except as described below:

(A) (x) to the extent the Company elects (or is required by the terms of any Senior Indebtedness or any Indebtedness of any non-Guarantor Subsidiary), to prepay, repay or purchase Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary of the Company within 365 days of such Asset Disposition, (y) at the Company’s election, to the investment by the Company or such Restricted Subsidiary in assets to replace the assets that were the subject of such Asset Disposition or assets that (as determined in good faith by the Company) are directly related to the business of the Company and the Restricted Subsidiaries existing on the Acquisition Closing Date, in each case within 365 days from the date of such Asset Disposition, or (z) a combination of the foregoing purposes within such 365-day period; or

(B) to make a pro rata offer to purchase Notes at par (and, to the extent required by the instrument governing such Indebtedness, any other Senior Indebtedness or Indebtedness of a non-Guarantor Subsidiary designated by the Company, at a price no greater than par) plus accrued and unpaid interest, which offer can be made at the Company’s election at any time during the 365-day period set forth in Section 10.16(a)(ii)(A) or within 10 Business Days after such period; and

(C) to the extent of the balance of such Net Available Cash after application in accordance with Sections 10.16(a)(ii)(A) and 10.16(a)(ii)(B), for general corporate purposes otherwise permitted under this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Sections 10.16(a)(ii)(A) or 10.16(a)(ii)(B), the Company or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided, further, that in connection with any investment pursuant to Section 10.16(ii)(A)(y) above, a binding commitment entered into during the 365-day period described in Section 10.16(ii)(A) above shall be treated as a permitted application of the Net Available Cash from such Asset Disposition from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good-faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided, further, that, if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then the Company and its Restricted Subsidiaries shall be required to apply such Net Available Cash in accordance with this Section 10.16.

Notwithstanding the foregoing provisions of this Section 10.16, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 10.16 except to the extent that the aggregate Net Available Cash from all Asset Dispositions (including any Asset Dispositions made since the Issue Date) which are not applied in accordance with this Section 10.16 exceeds the greater of (i) $235.0 million and (ii) 6.0% of Consolidated Tangible Assets as of the date of such Asset Disposition.

For the purposes of this Section 10.16, the following is deemed to be cash or Cash Equivalents: the express assumption of Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes or to any Subordinated Obligation) of the Company or any Restricted Subsidiary and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing.

(b)  In the event of an Asset Disposition that results in an offer to purchase the Notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to Section 10.16(a)(ii)(B), the Company or such Restricted Subsidiary shall purchase Notes tendered pursuant to an offer by the Company for the Notes (and, to the extent required, other Senior Indebtedness of any non-Guarantor Subsidiary) at a purchase price of 100.0% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary, as applicable) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture which shall include, among other things, that the offer shall remain open for 20 Business Days following its commencement. If the aggregate purchase price of Notes (and, to the extent required, any other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Company shall be entitled to apply the remaining Net Available Cash in accordance with Section 10.16(a)(ii)(A) or (C). The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to this Section 10.16 if the Net Available Cash available therefor is less than the greater of (i) $235.0 million and (ii) 6.0% of Consolidated Tangible Assets (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition). The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness or Indebtedness of any non-Guarantor Subsidiary) pursuant to this Section 10.16 if a third party (including any of the Company’s Restricted Subsidiaries) makes the offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to such an offer by the Company and purchases all Notes validly tendered and not withdrawn under such offer. Upon completion of any such offer by the Company for Notes, the amount of Net Available Cash related to such Asset Disposition shall be reset to zero, and during the pendency of an offer by the Company for Notes being effected in advance of being required to do so by this Indenture, the amount of Net Available Cash the Company is offering to apply in such offer shall be excluded in subsequent calculations of Net Available Cash in respect of subsequent Asset Dispositions.

Pending the final application of any Net Available Cash pursuant to Section 10.16(a)(ii), the Company or the applicable Restricted Subsidiary may apply such Net Available Cash temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Available Cash in cash and Cash Equivalents or Investment Grade Securities.

(c)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 10.16. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 10.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.16(c) by virtue thereof.

SECTION 10.17. Limitation on Liens.

(a)  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or Incur any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the Issue Date or acquired after that date, which Lien secures any Indebtedness, unless contemporaneously with the Incurrence of such Lien effective provision is made to secure the Indebtedness due with respect to the Notes or, with respect to Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged (i) upon the release and discharge of the Initial Lien, (ii) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of this Indenture, (iii) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of this Indenture or (iv) upon the effectiveness of any defeasance or satisfaction and discharge of the Notes as specified in this Indenture.

(b)  For purposes of determining compliance with Section 10.17(a), (i) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any one or more of such other such categories) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories, the Company, in its sole discretion, may divide and/or classify, or at any later time re-divide and/or reclassify, such Lien (or any portion thereof) in any manner that complies with the definition of “Permitted Liens”; provided, however, that all Liens incurred with respect to the Credit Agreement as in effect on the Issue Date and the Acquisition Closing Date shall be deemed to have been incurred under clause (14) of the definition of “Permitted Liens” and the Company shall not be permitted to reclassify all or any portion of such Liens under the Credit Agreement.

SECTION 10.18. Limitation on Designations of Unrestricted Subsidiaries. The Company shall be entitled to designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) as an Unrestricted Subsidiary (a “Designation”) only if:

(a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(b) either (x) the Company’s Investment in such Subsidiary does not exceed $1,000 or (y) the Company would be permitted to make an Investment under Section 10.10 at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the fair market value of the Company’s Investment in such Subsidiary on such date.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 10.10 in the Designation Amount. Further, the Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

(1) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clauses (1), (2) and (3) of this Section 10.18, to the extent permitted under Section 10.10 and Section 10.13; provided, however, that with respect to entering into keepwell or other comfort letter arrangements, such arrangements and agreements shall be deemed to be an Incurrence of Indebtedness or a Restricted Payment at such time as the amount of the obligation of the Company or such Restricted Subsidiary with respect thereto is quantifiable. Standard Securitization Undertakings with respect to (x) a Qualified Receivables Financing of a Receivables Subsidiary are not prohibited by clauses (1), (2) and (3) above and (y) a Qualified Equipment Financing of an Equipment Subsidiary are not prohibited by clauses (1), (2) and (3) above.

The Company shall be entitled to revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and for all purposes of this Indenture shall be deemed to have been Incurred at such time.

All Designations and Revocations must be evidenced by an Officer’s Certificate delivered to the trustee attaching a certified copy of the resolutions of the Board of Directors giving effect to such Designation or Revocation, as applicable, and certifying compliance with the foregoing provisions.

SECTION 10.19. Future Subsidiary Guarantors. The Company shall not permit any existing or future Wholly Owned Subsidiary that is not a Subsidiary Guarantor (other than an Excluded Subsidiary) to Guarantee any Indebtedness of the Company or any Restricted Subsidiary under the Credit Agreement unless such Wholly Owned Subsidiary executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Wholly Owned Subsidiary in the form set forth in Exhibit B to this Indenture within 30 days of such Guarantee of such Indebtedness.

SECTION 10.20. Suspended Covenants. (a)  During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events set forth in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, the covenants in Sections 8.01(c), 10.10, 10.11, 10.12, 10.13, 10.16, 10.18 and 10.19 will not be applicable to the Notes (collectively, the “Suspended Covenants”).

(b)  In the event that the Company or any Restricted Subsidiary is not subject to the Suspended Covenants under this Indenture for any period of time as a result of Section 10.20(a), and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company or any Restricted Subsidiary shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the suspension date and the Reversion Date is referred to as the “Suspension Period”. Any Subsidiary Guarantees granted by the Subsidiary Guarantors prior to any Suspension Period shall be suspended during the Suspension Period. Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Net Available Cash from all Asset Dispositions (including Asset Dispositions made since the Issue Date) which are not applied in accordance with Section 10.16 shall be reset to zero.

(c)  Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to the Reversion Date shall give rise to a Default or Event of Default under this Indenture with respect to the Notes; provided that (1) with respect to Restricted Payments made after such Reversion Date, the amount of Restricted Payments made will be calculated as though Section 10.10 had been in effect prior to and during the Suspension Period; (2) all Indebtedness incurred or issued, or Disqualified Stock issued, during the Suspension Period shall be classified to have been incurred or issued pursuant to Section 10.13(b)(v); (3) to the extent any Indebtedness is incurred or issued during the Suspension Period that would have required the Restricted Subsidiaries to become Subsidiary Guarantors and such Indebtedness is outstanding on the Reversion Date, such requirement shall become effective on the Reversion Date; (4) to the extent that any Liens are incurred during the Suspension Period such Liens shall be classified to have been incurred pursuant to clause (11) of the definition of Permitted Liens in Section 1.01 and (5) the applicable Subsidiary Guarantees shall be reinstated to the extent required by Section 10.19.

(d)  The Company shall deliver promptly to the Trustee an Officer’s Certificate of the Company notifying it of any event set forth under this Section 10.20.

SECTION 10.21. Withholding Tax. Notwithstanding any other provision of this Indenture, the Company and the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by applicable law, in which event the Company or Trustee, as applicable, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

SECTION 10.22. Financial Calculations for Limited Condition Acquisitions. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition (including, without limitation, any Incurrence of Indebtedness to finance such Limited Condition Acquisition), the date of calculation of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may, at the option of the Company, be the date the definitive documentation with respect to such Limited Condition Acquisition is entered into and, if the Company so elects, such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (a) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Cash Flow of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (b) such baskets or ratios need not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that if the Company elects to have such calculation and determination occur at the time of entry into such definitive documentation, any such transactions (including any Incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive documentation is entered into for purposes of calculating any baskets or ratios under this Indenture after the date of such documentation and before the consummation of such Limited Condition Acquisition or, if applicable, the date that the definitive documentation with respect to such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition.

ARTICLE XI

Redemption of Notes

SECTION 11.01. Applicability of this Article. Redemption of Notes as permitted or required by any form of Note issued pursuant to this Indenture shall be made in accordance with such form of Note and this Article XI; provided, however, that if any provision of any such form of Note shall conflict with any provision of this Article XI, this Article XI shall govern.

SECTION 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall, at least 10 days but not more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) notify Trustee by Company Request of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to such Trustee such documentation and records as shall enable such Trustee to select the Notes to be redeemed pursuant to Section 11.09. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.

SECTION 11.03. [Reserved]

SECTION 11.04. [Reserved]

SECTION 11.05. Deposit of Redemption Price. Prior to 11:00 a.m. Eastern Time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 11.06. Notes Payable on Redemption Date. Notice of redemption having been given as set forth in Section 11.09, the Notes so to be redeemed shall, subject to 11.09(c) and the terms of the applicable redemption notice (including any conditions precedent contained therein), on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with said notice, such Note or specified portions thereof shall be paid by the Company at the Redemption Price; provided, however, installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Note.

SECTION 11.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, and the Security Registrar for such Note duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 11.08. Optional Redemption of the Notes. Except as set forth below, the Company will not be entitled to redeem the Notes at its option:

(a) At any time after the Acquisition Closing Date and prior to October 15, 2027, the Company will be entitled at its option to redeem all or a portion of the Notes, in whole or in part, at any time or from time to time, upon notice as set forth in Section 11.09, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(b) On and after October 15, 2027, the Company will be entitled at its option to redeem all or a portion of the Notes, in whole or in part, at any time or from time to time, upon notice as set forth in Section 11.09, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Redemption Period	Price
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

(c) In addition, after the Acquisition Closing Date and before October 15, 2027, the Company will be entitled at its option on one or more occasions, to redeem in the aggregate up to 40.0% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with an amount equal to the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 106.250% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50.0% of the aggregate principal amount of the Notes originally outstanding remains outstanding (including the original principal amount of any Additional Notes) after each such redemption.

(d) Notwithstanding the foregoing, in connection with any tender offer for the Notes (including, without limitation, any Change of Control offer or Asset Disposition offer), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice (provided that such notice is not given more than 30 days following such purchase date) to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date.

SECTION 11.09. Selection and Notice. (a)  In the case of any partial redemption, the Company will select the Notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, the Trustee will select the Notes on a pro rata basis or by lot or otherwise in accordance with the procedures of DTC, although no Note in original principal amount of $2,000 or less shall be redeemed in part.

(b)  Except in connection with a Special Mandatory Redemption under Section 11.11, notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid to each Holder at such Holder’s registered address or provided otherwise in accordance with the procedures of the Depositary, at least 10 days but not more than 60 days, before the Redemption Date, except that notices of redemption may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a conditional redemption, a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. All notices of optional redemption shall state:

(i)  the Redemption Date;

(ii)  the Redemption Price;

(iii)  if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Notes to be redeemed, including the Identifying Number of such Notes;

(iv)  in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed;

(v)  that on the Redemption Date the Redemption Price will become due and payable upon each such Note or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(vi)  the place or places where such Notes, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price; and

(vii)  if applicable, any condition to such redemption.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee for such Notes in the name and at the expense of the Company.

(c)  Any optional redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed (including more than 60 days after the date the notice of redemption was sent or mailed) without any specified notice requirement until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

(d)  The Trustee for the Notes to be redeemed shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

(e)  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 11.10. Mandatory Redemption. Except as set forth in Section 11.11, the Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 11.11. Special Mandatory Redemption. The Notes shall be subject to a mandatory redemption (a “Special Mandatory Redemption”) in the event that (i) the Acquisition is not consummated on or prior to May 15, 2025 (the “Special Mandatory Redemption Outside Date”), (ii) the Acquisition Agreement is terminated or (iii) the Company has publicly announced that it no longer intends to consummate the Acquisition (the date of any such event, the “Trigger Date”). The Company shall cause a notice of Special Mandatory Redemption to be delivered electronically or mailed by first-class mail, postage prepaid, to each Holder at such Holder’s registered address or provided otherwise in accordance with the procedures of the Depositary, with a copy to the Trustee, promptly, but in any event not later than five Business Days after the Trigger Date, and shall redeem the Notes on the date specified in the notice of redemption (which shall be no later than five Business Days following the date of such notice) (such date of redemption, the “Special Mandatory Redemption Date”). The aggregate redemption price for any Special Mandatory Redemption (the “Special Mandatory Redemption Price”) will be equal to 100.0% of the aggregate initial offering price of the then outstanding Notes as shown on the cover page of the Offering Memorandum. Prior to 11:00 a.m. Eastern Time on the Special Mandatory Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Special Mandatory Redemption Price, together with accrued interest on the Notes from the Issue Date to, but excluding, the Special Mandatory Redemption Date. If the Company has provided a proper redemption notice as provided above to Holders, then, unless the Company defaults in the payment of the Special Mandatory Redemption Price, on and after the Special Mandatory Redemption Date, interest will cease to accrue on the Notes. Notwithstanding the foregoing provisions of this Section 11.11, if the Acquisition Closing Date occurs on or prior to the Issue Date, the Special Mandatory Redemption provisions described above shall not apply to the Notes.

ARTICLE XII

Subsidiary Guarantees

SECTION 12.01. Subsidiary Guarantee Obligations. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives, to the fullest extent permitted by law, presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The Obligations of each Subsidiary Guarantor hereunder shall not be affected, to the fullest extent permitted by law, by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; or (3) the failure of any Holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Guaranteed Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

Except as expressly set forth in Sections 4.02, 10.20 and 12.02, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, and (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law).

Each Subsidiary Guarantor shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full in cash or Cash Equivalents of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article V for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article V, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor shall pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 12.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 12.03. Successors and Assigns. This Article XII shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.04. No Waiver. To the fullest extent permitted by applicable law, neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

SECTION 12.05. Modification. To the fullest extent permitted by applicable law, no modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.06. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

SECTION 12.07. Execution and Delivery. To evidence its Subsidiary Guarantee set forth in Section 12.01, each Subsidiary Guarantor hereby agrees that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers. If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee of such Subsidiary Guarantor shall be valid nevertheless.

The deliver of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

The Subsidiary Guarantees shall be enforceable whether or not the Subsidiary Guarantors have executed a counterpart to the Note, and no signatures by the Subsidiary Guarantors on the Note shall be required.

SECTION 12.08. Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

SECTION 12.09. Release of Subsidiary Guarantees. (a)  A Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Company or the Trustee is required for the release of such Subsidiary Guarantor’s Subsidiary Guarantee, upon the occurrence of both of the following:

(i)  One of the following events:

(A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or all or substantially all of the assets of such Subsidiary Guarantor to a Person other than the Company or a Restricted Subsidiary, in each case, if such sale, exchange or transfer is made in compliance with Section 10.16(a)(i);

(B) the release and discharge of the Guarantee by such Subsidiary Guarantor of the Credit Agreement, except a discharge or release by or as a result of payment under such Guarantee;

(C) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(D) the Company exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article IV or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture;

(E) during a Suspension Period; or

(F) the merger or consolidation of a Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to the Company or another Subsidiary Guarantor; and

(ii)  such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the transaction permitting the release of such Subsidiary Guarantee have been complied with.

(b)  The release and discharge of a Subsidiary Guarantee pursuant to Section 12.09 shall be limited to a suspension of such Subsidiary Guarantee during the continuation of a Suspension Period and shall be fully and unconditionally reinstated as of the Reversion Date to the extent required by Section 10.19.

* * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture dated as of October 8, 2024 to be duly executed as of October 8, 2024.

TEREX CORPORATION
as Issuer

By:	/s/ Scott J. Posner
Name:	Scott J. Posner
Title:	Senior Vice President, General
Counsel and Secretary

GENIE INDUSTRIES, INC.
TEREX ADVANCE MIXER, INC.
TEREX SOUTH DAKOTA, INC.
TEREX WASHINGTON, INC.
as Subsidiary Guarantors

By:	/s/ Scott J. Posner
Name:	Scott J. Posner
Title:	Vice President and Secretary

TEREX USA, LLC
as Guarantor

By:	/s/ Scott J. Posner
Name:	Scott J. Posner
Title:	Senior Vice President and Secretary

TEREX UTILITIES, INC.
as Guarantor

By:	/s/ Scott J. Posner
Name:	Scott J. Posner
Title:	President & Secretary

[Signature Page To Indenture]

HSBC Bank USA, National Association, as Trustee,

By:	/s/ Kevin Glatting
Name:	Kevin Glatting
Title:	Assistant Vice President Transaction Manager

[Signature Page To Indenture]

Appendix 1

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO THE NOTES

1.            Definitions

Capitalized terms used but not defined in this Appendix have the meanings given to them in the Indenture. For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Agent Members” means members of, or participants in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such a Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Global Notes Legend” means the appropriate legend set forth in Section 2.2(e) of this Appendix.

“Global Notes” has the meaning specified in Section 2.1(a) of this Appendix.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Notes Legend” means the appropriate legend set forth in Section 2.2(e) of this Appendix.

“Registered Notes” means a certificated Initial Note or Additional Note that does not include the Global Notes Legend.

“Regulation S” means Regulation S under the Securities Act or any successor to such regulation.

“Regulation S Global Note” has the meaning specified in Section 2.1(a) of this Appendix.

“Regulation S Legend” means the appropriate legend set forth in Section 2.2(e) of this Appendix.

Appendix 1

“Restricted Legend” means the appropriate legend set forth in Section 2.2(e) of this Appendix.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Notes.

“Rule 144A” means Rule 144 promulgated under the Securities Act or any successor to such rule.

“Rule 144A Global Note” has the meaning specified in Section 2.1(a) of this Appendix.

2.            The Notes.

2.1      (a)      Form and Dating. The Notes will be offered and sold by the Company pursuant to a purchase agreement. The Notes will be resold initially only to (i) persons reasonably believed to be QIBs in reliance on Rule 144A and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes that bear the Rule 144A Legend in fully registered form (collectively, the “Rule 144A Global Note”) and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes that bear the Regulation S Legend representing Notes issued and sold in reliance on Rule 903 of Regulation S in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Section 2.2(e) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth herein, beneficial ownership interests in the Regulation S Global Note will not be exchangeable for interests in the Rule 144A Global Note or any other Note prior to the expiration of the Restricted Period and then, after the expiration of the Restricted Period, may be exchanged for interests in a Rule 144A Global Note only upon certification that beneficial ownership interests in such Regulation S Global Note are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note first delivers to the Trustee a written certificate to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

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Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

By its acceptance of any Note bearing the Restricted Legend or Regulation S Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend or Regulation S Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

(b)            Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary.

Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)            Registered Notes. Except as provided in this Section 2.1 or Section 2.2 or 2.3, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Registered Notes.

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2.2            Transfer and Exchange.

(a)            Transfer and Exchange of Registered Notes. When Registered Notes are presented to the Registrar with a request:

(x)            to register the transfer of such Registered Notes; or

(y)            to exchange such Registered Notes for an equal principal amount of Registered Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements set forth herein for such transaction are met; provided, however, that the Registered Notes surrendered for transfer or exchange:

(i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)            if such Registered Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.2(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)            if such Registered Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect;

(B)            if such Registered Notes are being transferred to the Company, a certification to that effect; or

(C)            if such Registered Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.2(e)(i).

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(b)            Restrictions on Transfer of a Registered Note for a Beneficial Interest in a Global Note. A Registered Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Registered Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)            certification to the effect that such Registered Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred after expiration of the Restricted Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)            written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Registered Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Registered Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Registered Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate of the Company, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

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(iii)            Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.3), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Regulation S Global Notes. During the Restricted Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S, or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

(e)            Legend.

(i)            Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (“Restricted Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION REQUIREMENTS.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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Appendix 1

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form (“Regulation S Legend”):

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

Each Registered Note shall also bear the following additional legend (“Registered Notes Legend”):

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Appendix 1

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall also bear the following additional legend (“Global Notes Legend”):

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS HEREINAFTER DEFINED) OR A NOMINEE THEREOF OR A SUCCESSOR DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Registered Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

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Appendix 1

(g)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.3            Registered Notes.

(a)            A Global Note deposited with the Depositary or with the Trustee as Notes Custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Registered Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 hereof and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Depositary fails to appoint a successor depositary or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Registered Notes under this Indenture.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee located at its Corporate Trust Office in New York City, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Registered Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 principal amount and any greater integral multiple of $1,000 thereof and registered in such names as the Depositary shall direct. Any Registered Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.2(e) hereof, bear the applicable restricted notes legend and certificated notes legend set forth in Section 2.2(e) hereof.

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(c)            Subject to the provisions of Section 2.3(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of one of the events specified in Section 2.3(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Registered Notes in certificated, fully registered form without interest coupons. In the event that such Registered Notes are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 5.07 of this Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Registered Notes had been issued.

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EXHIBIT A

[Form of Note]

[Insert Restricted Legend, if applicable, pursuant to the terms of the Indenture]

[Insert Regulation S Legend, if applicable, pursuant to the terms of the Indenture]

[Insert Global Securities Legend, if applicable, pursuant to the terms of the Indenture]

[Insert Registered Notes Legend, if applicable, pursuant to the terms of the Indenture]

(FACE OF NOTE)

TEREX CORPORATION

6.250% SENIOR NOTE DUE 2032

No.      $

[If Regulation 144A Global Note CUSIP 880779 BB8
ISIN US880779BB83]

[If Regulation S Global Note CUSIP U88125 AE6
ISIN USU88125AE69]

Terex Corporation, a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $_____ U.S. Dollars on October 15, 2032, at the office or agency of the Company referred to below, and to pay interest thereon from October 8, 2024, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 of each year, commencing April 15, 2025, at the rate of 6.250% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is made, no interest shall accrue for the period from and after such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Notes, may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any), or interest on this Note will be made at the office or agency of the Company maintained for that purpose, which initially will be the office of the Trustee maintained at 66 Hudson Boulevard East, New York, NY 10001, Attention: Transaction Management, Issuer Services, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register related to this Note or by wire transfer to an account maintained by the payee located inside the United States. Notwithstanding the foregoing, payment of interest in respect of Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	TEREX CORPORATION

By:
Name:
Title:

Certificate of Authentication, dated .

This is one of the Notes referred to in the within-mentioned Indenture.

HSBC BANK USA,
National Association, as Trustee

By:

(REVERSE OF NOTE)

1.            Indenture. This Note is one of a duly authorized issue of securities of the Company designated as its 6.250% Senior Notes due 2032 (herein called the “Notes”), issued under an indenture (herein called the “Indenture”) dated as of October 8, 2024, among the Company, the Subsidiary Guarantors party thereto and HSBC BANK USA, National Association, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of an initial issuance of $750,000,000 and any Additional Notes issued in accordance with the Indenture.

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

To the extent that the provisions of this Note conflict with any provision of the Indenture, the provisions of the Indenture shall govern and be controlling.

2.            Redemption. Except as set forth in this paragraph, the Notes are not redeemable.

(a)            Except as set forth below, the Company will not be entitled to redeem the Notes at its option.

(1)            At any time after the Acquisition Closing Date and prior to October 15, 2027, the Company will be entitled at its option to redeem all or a portion of the Notes, in whole or in part, at any time or from time to time, upon notice as set forth in Section 11.09 of the Indenture, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(2)            On and after October 15, 2027, the Company will be entitled at its option to redeem all or a portion of the Notes, in whole or in part, at any time or from time to time, upon notice as set forth in Section 11.09 of the Indenture, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Redemption Period	Price
2027	103.125%
2028	101.563%
2029 and thereafter	100.000%

(3)            In addition, after the Acquisition Closing Date and before October 15, 2027, the Company will be entitled at its option on one or more occasions to redeem in the aggregate up to 40.0% of the original principal amount of the Notes (including the original principal amount of any Additional Notes) with an amount equal to the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 106.250% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 50.0% of the aggregate principal amount of the Notes originally outstanding remains outstanding (including the original principal amount of any Additional Notes) after each such redemption.

(4)            Notwithstanding the foregoing, in connection with any tender offer for the Notes (including, without limitation, any Change of Control offer or Asset Disposition offer), if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice (provided that such notice is not given more than 30 days following such purchase date) to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the applicable Redemption Date.

(b)            In the case of any partial redemption, the Company will select the Notes for redemption in accordance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, the Trustee will select the Notes on a pro rata basis or by lot or otherwise in accordance with the procedures of The Depository Trust Company, although no Note in original principal amount of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

(c)            Upon the occurrence of the events set forth in Section 11.11 of the Indenture, the Company will be required to redeem the Notes at the Special Mandatory Redemption Price plus accrued and unpaid interest thereon, if any, to, but excluding, the Special Mandatory Redemption Date in accordance with Section 11.11 of the Indenture.

3.            Offers to Purchase. Section 10.15 of the Indenture provides that upon the occurrence of a Change of Control and subject to certain conditions and limitations contained therein, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes in accordance with the procedures set forth in the Indenture.

4.            Defaults and Remedies. If an Event of Default occurs and is continuing, the principal of and premium, if any, on all of the Outstanding Notes, plus all accrued and unpaid interest, if any, may be declared due and payable in the manner and with the effect provided in the Indenture.

5.            Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company represented by this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

6.            Amendment and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults or Events of Default under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

7.            Denominations, Transfers and Exchanges. The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the applicable Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company, maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

8.            Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

9.            Unclaimed Money. If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on, the Notes remains unclaimed for two years, the Trustee and such paying agent shall return the money to the Company. After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such paying agent shall cease. Other than as set forth in this paragraph and Section 4.09 of the Indenture, the Notes and the Indenture, respectively, do not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest on the Notes.

10.            GOVERNING LAW. THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN SUCH STATE IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF RELATING TO THIS INDENTURE OR ANY ACTION TAKEN OR OMITTED HEREUNDER, AND WAIVES ANY CLAIM OF FORUM NON CONVENIENS AND ANY OBJECTIONS AS TO LAYING OF VENUE. EACH PARTY FURTHER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, RIGHT TO A JURY TRIAL AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS FOR PURPOSES OF NOTICES HEREUNDER..

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Terex Corporation, 45 Glover Avenue, 4th Floor, Norwalk, CT 06850, Attention: Chief Financial Officer.

ASSIGNMENT FORM

If you, the Holder, want to assign this Note, fill in the form below and have your signature guaranteed:

For value received, I or we hereby sell, assign and transfer this Note to

_____________________________________________________________________________________________________________

(Insert assignee’s social security or tax ID number)______________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

(Print or type assignee’s name, address and zip code) and irrevocably appoint

_____________________________________________________________________________________________________________

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for such agent.

If this Note is required to bear a restricted notes legend, the undersigned confirms that this Note is being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐ to the Company; or

(1) ☐ pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(2) ☐ to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933, as amended; or

(4) ☐ in accordance with an exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel or other evidence if the Company so requests).

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Date:______________	Your signature:
(The signature to this assignment must correspond with the name written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:______________	Signature:
Notice: To be executed by a duly authorized officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, check the following box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.15 or 10.16 of the Indenture, state the amount:

$______________

Date:______________	Your signature:
(Sign exactly as your name appears on the other side of this Note)

By:
NOTICE: To be executed by a duly authorized officer

Signature Guarantee:_______________

EXHIBIT B

FORM OF SUBSIDIARY GUARANTEE

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

R E C I T A L S

WHEREAS, Section 10.19 of the Indenture provides, among other things, that each Restricted Subsidiary of the Company (other than an Excluded Subsidiary) shall execute and deliver an indenture supplemental to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor (such new Subsidiary Guarantor, the “Guaranteeing Subsidiary”) which shall be bound by the Subsidiary Guarantee of the Notes upon the occurrence of the conditions set forth in Section 10.19 of the Indenture;

WHEREAS, the execution of this Supplemental Indenture has been duly authorized by the board of directors of the Guaranteeing Subsidiary and all things necessary to make this Supplemental Indenture, when executed and delivered by the Guaranteeing Subsidiary, a valid, binding and legal instrument according to its terms have been done and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION 1.01 Agreement to Provide Subsidiary Guarantee.

The Guaranteeing Subsidiary hereby agrees to become a Subsidiary Guarantor of the Notes under the terms of the Indenture applicable to Subsidiary Guarantors, including Article IV thereof.

SECTION 1.02 Execution and Delivery.

The Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee shall be enforceable whether or not the Guaranteeing Subsidiary has executed a counterpart to the Notes, and no signature by the Guaranteeing Subsidiary on the Notes shall be required.

SECTION 1.03 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE RELATED SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICT OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN IN SUCH STATE IN CONNECTION WITH ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF RELATING TO THIS SUPPLEMENTAL INDENTURE OR ANY ACTION TAKEN OR OMITTED HEREUNDER, AND WAIVES ANY CLAIM OF FORUM NON CONVENIENS AND ANY OBJECTIONS AS TO LAYING OF VENUE. EACH PARTY FURTHER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, RIGHT TO A JURY TRIAL AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PERSON AT SUCH PERSON’S ADDRESS FOR PURPOSES OF NOTICES UNDER THE INDENTURE.

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SECTION 1.04 Counterparts.

The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties to this Supplemental Indenture transmitted by facsimile or PDF shall be deemed effective for all purposes.

SECTION 1.05 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary, except that the Trustee, represents that it is duly authorized to execute and deliver this Supplemental Indenture.

SECTION 1.06 Ratification of Indenture.

Except and so far as otherwise expressly provided herein, all of the provisions, terms and conditions of the Indenture are in all respects ratified and confirmed; and the Indenture as so modified by this Supplemental Indenture shall be taken, read and construed together with this Supplemental Indenture as one and the same instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

[INSERT NAME OF GUARANTEEING SUBSIDIARY], as Guaranteeing Subsidiary

By:
Name:
Title:

TEREX CORPORATION, as Issuer

By:
Name:
Title:

HSBC BANK USA,
NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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